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                                                                       EXHIBIT 4


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                                CREDIT AGREEMENT

                                     among

                           INTERSTATE HOTELS COMPANY

                         INTERSTATE HOTELS CORPORATION

                          VARIOUS LENDING INSTITUTIONS


                                      and


                        CREDIT LYONNAIS NEW YORK BRANCH

                                       as

                              ADMINISTRATIVE AGENT


                      ____________________________________

                           Dated as of June 25, 1996

                      ____________________________________

                                  $295,000,000

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                               TABLE OF CONTENTS

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SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.01  Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02  Minimum Borrowing Amounts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.03  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.04  Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.05  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.06  Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.07  Pro Rata Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.09  Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         1.10  Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         1.11  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.12  Change of Lending Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 2.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.01  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.02  Letter of Credit Requests; Notices of Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.03  Agreement to Repay Letter of Credit Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.04  Letter of Credit Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.05  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 3.  Fees; Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.02  Voluntary Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.03  Mandatory Adjustments of Commitments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 4.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.01  Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.02  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.03  Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.04  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 5.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.01  Conditions Precedent to Initial Borrowing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.02  Conditions Precedent to All Credit Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
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SECTION 6.  Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.01  Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.02  Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.04  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.05  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.06  Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.07  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.08  Financial Condition; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         6.09  Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         6.10  Representations and Warranties in Transaction Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         6.11  Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         6.12  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         6.13  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         6.14  Intellectual Property, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         6.15  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         6.16  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         6.17  Labor Relations; Collective Bargaining Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         6.18  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         6.19  Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         6.20  Certain Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         6.21  Third-Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

SECTION 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         7.01  Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         7.02  Books, Records and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.03  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         7.04  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         7.05  Corporate Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         7.06  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         7.07  Good Repair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         7.08  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         7.09  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         7.10  Interest Rate Hedging  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         7.11  Additional Security; Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         7.12  Corporate Separateness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         7.13  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         8.01  Changes in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         8.02  Consolidation, Merger or Sale of Assets, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
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         8.03  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.04  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.05  Advances, Investments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         8.06  Capital Expenditures; Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         8.07  Prepayments of Indebtedness, Modifications of Agreements, etc. . . . . . . . . . . . . . . . . . . . . . . .   58
         8.08  Dividends, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         8.09  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.10  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.11  Minimum EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.12  Interest Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.13  Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.14  Debt Service Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.15  Creation of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.16  Limitation on Certain Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.17  Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

SECTION 9.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         9.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         9.02  Representations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         9.03  Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         9.04  Default Under Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         9.05  Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         9.06  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         9.07  Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         9.08  Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         9.09  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         9.10  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SECTION 10  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SECTION 11.  The Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         11.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         11.02  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         11.03  Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         11.04  Reliance by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         11.05  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         11.06  Non-Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         11.07  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         11.08  The Administrative Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         11.09  Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
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SECTION 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         12.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         12.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         12.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         12.04  Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         12.05  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         12.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         12.07  Calculations; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         12.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .   97
         12.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         12.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         12.11  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         12.12  Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         12.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         12.14  Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         12.15  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         12.16  Bank Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         12.17  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
         12.18  Post-Closing Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102

SECTION 13.  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         13.01  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         13.02  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         13.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         13.04  Independent Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         13.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         13.06  Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         13.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         13.08  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         13.09  Limitation on Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106



ANNEX I             --       Commitments
ANNEX II            --       Bank Addresses
ANNEX III           --       Schedule of Subsidiaries
ANNEX IV            --       Real Properties
ANNEX V             --       Existing Indebtedness
ANNEX VI            --       Existing Liens
ANNEX VII           --       Existing Advances, Loans and Investments






                                  (iv)

ANNEX VIII          --       Existing Letters of Credit
ANNEX IX            --       Underground Storage Tanks
ANNEX X             --       Third-Party Rights


EXHIBIT A-1         --       Form of Notice of Borrowing
EXHIBIT A-2         --       Form of Letter of Credit Request
EXHIBIT B-1         --       Form of Term Note
EXHIBIT B-2         --       Form of Revolving Note
EXHIBIT C-1         --       Form of Opinion of Jones, Day, Reavis & Pogue Special
                               Counsel to Holdings and its Subsidiaries
EXHIBIT C-2         --       Form of Opinion of General Counsel to Borrower
EXHIBIT C-3         --       Form of Opinion of White & Case, Special Counsel to the
                               Banks
EXHIBIT D           --       Form of Officers' Certificate
EXHIBIT E           --       Form of Subsidiary Guaranty
EXHIBIT F           --       Form of Pledge Agreement
EXHIBIT G           --       Form of Security Agreement
EXHIBIT H           --       Form of Solvency Certificate
EXHIBIT I           --       Form of Consent Letter
EXHIBIT J           --       Form of Assignment Agreement
EXHIBIT K           --       Form of Section 4.04(b)(ii) Certificate






                                  (v)

                 CREDIT AGREEMENT, dated as of June 25, 1996, among INTERSTATE HOTELS COMPANY ("Holdings"), a Pennsylvania corporation, INTERSTATE HOTELS CORPORATION (the "Borrower"), a Pennsylvania corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks") and CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - - -

                 WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


                 NOW, THEREFORE, IT IS AGREED:

                 SECTION 1.  AMOUNT AND TERMS OF CREDIT.

                 1.01 COMMITMENTS. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Facility or the Revolving Facility, as set forth below:

                 (a) Loans under the Term Facility (each a "Term Loan" and, collectively, the "Term Loans"): (i) shall be made pursuant to a single Borrowing on the Initial Borrowing Date; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type; and
         (iii) shall not exceed in initial aggregate principal amount for any Bank the Term Commitment, if any, of such Bank as in effect on the Initial Borrowing Date. Once repaid, Term Loans borrowed hereunder may not be reborrowed.

                 (b) Loans under the Revolving Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans"): (i) may be made at any time and from time to time on and after the Initial Borrowing Date and prior to the RF Maturity Date; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) prior to the Syndication Date, Revolving Loans may only be incurred as Eurodollar Loans on the first day of a PSD Interest Period and (y) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type; (iii) may be repaid and reborrowed in accordance with the provisions hereof; and
         (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product at such time of (x) such Bank's RF Percentage and (y) the sum of the Letter of Credit Outstandings, equals the Revolving Commitment of such Bank at such time. In addition the aggregate outstanding principal amount of all Acquisition Loans for all Banks at any time shall not exceed the Acquisition Sublimit at such time.

                 1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

                 1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Term Loans or Revolving Loans, it shall give the Administrative Agent at its Notice Office, (x) prior to 1:00 P.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and (y) prior to 10:00 A.M. (New York time) on the proposed date thereof written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each such notice, a "Notice of Borrowing") (or the written confirmation) shall be in the form of Exhibit A-1 and (y) shall be irrevocable and shall specify: (i) the Facility pursuant to which such Borrowing is being made; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of Borrowing (which shall be a Business Day); and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                 (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

                 1.04 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                 (b) Nothing herein and no subsequent termination of the Commitments pursuant to Section 3.02 or 3.03 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                 1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Bank shall be evidenced: (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"); and (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

                 (b) The Term Note issued to a Bank shall: (i) be executed by the Borrower; (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date; (iii) be in a stated principal amount equal to the Term Commitment of such Bank (or in the case of a new Note issued pursuant to Section 12.04, the Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of Term Loans evidenced thereby; (iv) mature on the TF Maturity Date; (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                 (c) The Revolving Note issued to a Bank shall: (i) be executed by the Borrower; (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date; (iii) be in a stated principal amount equal to the Revolving Commitment of such Bank and be payable in the principal amount of Revolving Loans evidenced thereby; (iv) mature on the RF Maturity Date; (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                 (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

                 1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of the other Type of Loan, provided that: (i) no conversion of Base Rate Loans into Eurodollar Loans may be made prior to the Syndication Date except for a conversion made on the first day of a PSD Interest Period; (ii) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (iii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under
Section 9.01 or Event of Default is in existence on the date of the conversion unless the Required Banks otherwise agree; and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in numbers as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 1:00 P.M. (New

York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                 1.07 PRO RATA BORROWINGS. All Borrowings of Term Loans or Revolving Loans shall be made by the Banks pro rata on the basis of their Term Commitments or Revolving Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                 1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Percentage plus the Base Rate in effect from time to time.

                 (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Percentage plus the relevant Eurodollar Rate.

                 (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Percentage then in effect for Base Rate Loans, provided that each Eurodollar Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

                 (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on the last Business Day of each calendar month, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period and
(iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                 (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                 (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                 1.09 INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                 (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) subject to the foregoing clauses (i) through (iii), only a one month Interest Period shall be available to be selected prior to the Syndication Date, with all Term Loans constituting Eurodollar Loans during said period to be outstanding pursuant to a single Borrowing and all Revolving Loans constituting Eurodollar Loans during such period to be outstanding pursuant to a single Borrowing, with both such Borrowings to commence and end on the same day;

                 (v) no Interest Period with respect to any Borrowing of Revolving Loans may (x) extend beyond any date upon which a Scheduled RF Reduction is required to be made if after giving affect to the selection of such Interest Period, the sum of (I) the aggregate principal amount of Revolving Loans maintained as Eurodollar Loans with Interest Periods ending after such date plus (II) Letter of Credit Outstandings under Letters of Credit with expiry dates beyond such date would exceed the Total Revolving Commitment after giving effect to such reduction or (y) extend beyond the RF Maturity Date;

                (vi) no Interest Period with respect to any Borrowing of Term Loans may (x) extend beyond any date upon which a Scheduled Repayment is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment or (y) extend beyond the TF Maturity Date; and

               (vii) no Interest Period may be elected at any time when a Default under Section 9.01 or an Event of Default is then in existence unless the Required Banks otherwise agree.

                 (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                 1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                 (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Bank deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Bank customarily complies;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                 (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected

Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                 (c) If any Bank shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Bank to be material the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. No Bank shall demand compensation for any reduction referred to in this Section 1.10(c) if it shall not at the time be the general policy or practice of such Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

                 (d) Notwithstanding anything in this Agreement to the contrary, no Bank shall be entitled to compensation under Section 1.10, 2.05 or
4.04 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs of the type described in such Sections.

                 1.11 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                 1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Commitments affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

                 SECTION 2.  LETTERS OF CREDIT.

                 2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the RF Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations, workmen's compensation and other obligations of the Borrower or any Subsidiary (other than a Specified Subsidiary) incurred in the ordinary course of its business and/or (y) such other obligations of the Borrower or any Subsidiary (other than a Specified Subsidiary) to any other Person that are acceptable to the Administrative Agent and such Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth such Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit, and each Existing Letter of Credit described in Section 2.01(d), a "Letter of Credit" and collectively, the "Letters of Credit").

                 (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Revolving Commitment at such time and (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, although any Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Business Day next preceding the RF Maturity Date, on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

                 (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RF Percentage of the Letter of Credit Outstandings.

                 (d) Annex VIII hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Initial Borrowing Date. Each such letter of credit issued by a bank that becomes a Bank under this Agreement prior to the Syndication Date (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the date such bank so becomes a Bank (or, if later, the Initial Borrowing Date), and the Borrower, the Administrative Agent and the Banks hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them.

                 2.02 LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit A-2 thereof prior to 1:00 P.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include an application for such Letter of Credit and any other documents that such Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly notify each Bank of each Letter of Credit Request.

                 (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit

Issuer shall provide to the Administrative Agent a monthly summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding.

                 2.03 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Administrative Agent and the Borrower of such payment or disbursement (which notice to the Borrower shall be delivered reasonably promptly after any such payment or disbursement), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand.

                 (b) The Borrower's obligation under this Section 2.03 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided however that the Borrower shall not be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

                 2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Bank with a Revolving Commitment, and each Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's RF Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments of the Banks pursuant to
Section 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RF Percentages of the assigning and assignee Bank.

                 (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

                 (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's RF Percentage of such payment in U.S. dollars and in same day funds, provided, however, that no Participant shall be obligated to pay to the Administrative Agent its RF Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such RF's Revolving Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RF Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its RF Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its RF Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's RF Percentage of any such payment.

                 (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its RF Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's RF Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

                 (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                 (v)  the occurrence of any Default or Event of Default.

                 2.05 INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.05.

                 SECTION 3.  FEES; COMMITMENTS.

                 3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent a Commitment Commission ("Commitment Commission") for the account of each Non-Defaulting Bank for the period from and including the Effective Date to but not including the date the Total Revolving Commitment has been terminated, computed at a rate equal to 3/8 of 1% per annum on the average daily Unutilized Revolving Commitment of such Bank. Such Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing September, 1996, and on the date upon which the Total Revolving Commitment is terminated.

                 (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Bank, pro rata on the basis of its RF Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at the rate of 2% per annum on the average daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing September, 1996, and on the date upon which the Total Revolving Commitment is terminated.

                 (c) The Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing September, 1996, and on the date upon which the Total Revolving Commitment is terminated.

                 (d) The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

                 (e) The Borrower shall pay to the Administrative Agent on the Initial Borrowing Date and thereafter for its own account and/or for distribution to the Banks such fees as heretofore agreed by the Borrower and the Administrative Agent.

                 (f)  All computations of Fees shall be made in accordance with
Section 12.07(b).

                 3.02 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Unutilized Total Revolving Commitment, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Commitment, if any, of each of the Banks, (ii) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000) and (iii) each such reduction shall reduce the then remaining Scheduled RF Reductions on a pro rata basis (based on the then remaining amount of each such Scheduled RF Reduction).

                 3.03 MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Term Commitment and Revolving Commitment of each
Bank) shall
terminate on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

                 (b) The Total Term Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of Term Loans on such date).

                 (c) The Total Revolving Commitment shall be reduced in an amount of $5,000,000 on each of the last Business Day of each March, June, September and December commencing September 2001 (each such reduction, a "Scheduled RF Reduction").

                 (d) On each date upon which a mandatory repayment of Loans pursuant to Section 4.02(A)(d), (e), (f), (g), (h) or (i) is required, or would be required if any Acquisition Loans or Term Loans were then outstanding, the Total Revolving Commitment shall be permanently reduced by the amount, if any, by which the amount that would be required to be repaid pursuant to said Sections if an unlimited amount of Acquisition Loans and Term Loans were actually then outstanding exceeds the aggregate principal amount of Acquisition Loans and Term Loans then outstanding.

                 (e) The Total Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate on the earlier of (x) the RF Maturity Date and (y) the date on which a Change of Control occurs.

                 (f) Each partial reduction of the Total Revolving Commitment provided for in this Section 3.03 shall apply pro rata to the Revolving Commitment (if any) of each Bank.

                 SECTION 4.  PAYMENTS.

                 4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by 1:00 P.M. (New York time) one Business Day prior to the date of such prepayment (and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks); (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $5,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

                 4.02  MANDATORY PREPAYMENTS.

                 (A)  REQUIREMENTS:

                 (a) If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans plus (ii) the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall repay on such date that principal amount of Revolving Loans and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations). In addition, if on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Acquisition Loans exceeds the Acquisition Sublimit then in effect, the Borrower shall repay on such date that principal amount of Acquisition Loans in an aggregate amount equal to such excess.

                 (b) On June 1 of each year commencing June 1, 1997, if a Clean-Down Period shall not have occurred since the preceding July 1, the Borrower shall prepay the principal amount of Working Capital Loans in an amount (if any) necessary to reduce the sum of the aggregate outstanding principal amount of Working Capital Loans plus the Letter of Credit Outstandings to not more than $10,000,000, with the outstanding principal amount of Working Capital Loans plus the Letter of Credit Outstandings not to exceed such $10,000,000 sum until the Clean-Down Period has ended.

                 (c) On each date set forth below the Borrower shall be required to repay the principal amount of Term Loans as is set forth opposite such date (each such repayment, a "Scheduled Repayment"):

                 Scheduled Repayment Date                                  Amount
                 ------------------------                                  ------
                  September 26, 1996                                     $1,250,000
                  December 26, 1996                                       1,250,000
                  March 26, 1997                                          1,250,000
                  June 26, 1997                                           1,250,000
                  September 26, 1997                                      2,500,000
                  December 26, 1997                                       2,500,000
                  March 26, 1998                                          2,500,000
                  June 26, 1998                                           2,500,000
                  September 26, 1998                                      3,750,000
                  December 26, 1998                                       3,750,000
                  March 26, 1999                                          3,750,000
                  June 26, 1999                                           3,750,000
                  September 26, 1999                                      6,250,000
                  December 26, 1999                                       6,250,000
                  March 26, 2000                                          6,250,000
                  June 26, 2000                                           6,250,000
                  September 26, 2000                                      8,750,000
                  December 26, 2000                                       8,750,000
                  March 26, 2001                                          8,750,000
                  June 26, 2001                                           8,750,000
                  September 26, 2001                                     10,000,000
                  December 26, 2001                                      10,000,000
                  March 26, 2002                                         10,000,000
                  June 26, 2002                                          10,000,000
                  September 26, 2002                                     11,250,000
                  December 26, 2002                                      11,250,000
                  March 26, 2003                                         11,250,000
                  TF Maturity Date                                       31,250,000


                 (d) On or prior to the third Business Day following the date of receipt thereof by Holdings and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds then received from such Asset Sale shall be applied as a mandatory repayment of principal of (x) first, the then outstanding Acquisition Loans and (y) second, once no Acquisition Loans remain outstanding, the then outstanding Term Loans provided that to the extent any such Asset Sale constitutes a

Specified Asset Sale then the mandatory repayments required to be made with the Net Cash Proceeds thereof pursuant to this clause (d) shall be applied first to Term Loans and second to Acquisition Loans.

                 (e) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from the incurrence of Indebtedness for borrowed money by Holdings or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04 as in effect on the Effective Date but excluding from such exception Non-Recourse Debt that refinances properties financed by Acquisition Loans) shall be applied as a mandatory repayment of principal of (x) first, the then outstanding Acquisition Loans and (y) second, once no Acquisition Loans remain outstanding, the then outstanding Term Loans.

                 (f) On the date of the receipt thereof by Holdings, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by Holdings after the Initial Borrowing Date (other than (i) any over allotment option related to the IPO and (ii) any sale or issuance to management or employees) shall be applied as a mandatory repayment of principal of (x) first, the then outstanding Acquisition Loans and (y) second, once no Acquisition Loans remain outstanding, the then outstanding Term Loans.

                 (g) On each date which is 90 days after the last day of each fiscal year of Holdings (commencing with the fiscal year ending on December 31, 1996), an amount equal to 50% of Excess Cash Flow for such fiscal year (which in the case of the first fiscal year shall be for the period from the Initial Borrowing Date to the end of such first fiscal year) shall be applied as a mandatory repayment of principal of (x) first, the then outstanding Acquisition Loans and (y) second, once no Acquisition Loans remain outstanding, the then outstanding Term Loans.

                 (h) On the date of the receipt thereof by Holdings or any of its Subsidiaries, an amount equal to 100% of the net cash proceeds constituting termination fees under any Management Contract shall be applied as a mandatory repayment of principal of (x) first, the then outstanding Acquisition Loans and
(y) second, once no Acquisition Loans remain outstanding, the then outstanding Term Loans, provided that to the extent the affected Management Contract was in effect on the Effective Date (and notwithstanding any subsequent modification or extension thereof), then the mandatory repayments required to be made with the termination fees paid thereunder pursuant to this clause (h) shall be applied first to Term Loans and second to Acquisition Loans, provided further that any such net cash proceeds aggregating less than $500,000 for a Management Contract that are received in any fiscal year of Holdings shall not be required to be used to repay Loans pursuant to this clause (h) until such time as all such exempted net cash proceeds aggregate $500,000 in such fiscal year and, in such event, only to the extent of such excess.

                 (i) On the date of the receipt thereof by the Borrower, an amount equal to 100% of a payment received by the Borrower under the CGL Participation relating to principal indebtedness (and not to interest thereon) shall be applied as a mandatory repayment of principal of (x) first, the then outstanding Term Loans and (y) second, once no Term Loans remain outstanding, the Acquisition Loans.

                 (j) On the date of which a Change of Control occurs, the then outstanding principal amount of Term Loans, if any, shall become due and payable in full.

                 (B)  APPLICATION:

                 (a) Each mandatory repayment of Term Loans required pursuant to Section 4.02(A)(d), (e), (f), (g), (h) or (i) shall be applied to the repayment of the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

                 (b)  With respect to each repayment of Loans required by this
Section 4.02, the Borrower shall designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made, provided that (i) the Borrower shall first so designate all Loans of the respective Facility that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans of such Facility for repayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Base Rate Loans, and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                 4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any pay-ments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business
Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                 4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction under which such Bank is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Bank, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Bank, and reimburse the Administrative Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

                 (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer and such Bank is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, a Section 4.04(b)(ii) Certificate) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Bank has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b) or
(II) in the case of a payment other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as specifically provided for in Section 12.04(b), the Borrower agrees to pay additional amounts and indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                 SECTION 5.  CONDITIONS PRECEDENT.

                 5.01 CONDITIONS PRECEDENT TO INITIAL BORROWING DATE. The obligation of the Banks to make Loans, and of the Letter of Credit Issuer to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions at such time:

                 (a) EFFECTIVENESS; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Term Note and Revolving Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                 (b) OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Jones, Day, Reavis & Pogue, special counsel to Holdings and its Subsidiaries, which opinion shall cover the matters covered in Exhibit C-1 hereto, (ii) Marvin I. Droz, Esq., General Counsel of Holdings, which opinion shall cover the matters contained in Exhibit C-2 hereto, (iii) White & Case, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit C-3 hereto and (iv) local counsel satisfactory to the Administrative Agent covering the perfection of the Liens granted pursuant to the Security Documents and such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably request, in such jurisdictions as the Administrative Agent may reasonably specify, all such opinions to be in form and substance reasonably satisfactory to the Administrative Agent.

                 (c) CORPORATE PROCEEDINGS. (i) On the Initial Borrowing Date, the Administrative Agent shall have received from (x) each Credit Party a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President of such Credit Party in the form of Exhibit D hereto with appropriate insertions and deletions, together with copies of the articles of incorporation, partnership agreement, limited liability company agreement, certificate of formation and the by-laws or other organizational documents of such Credit Party and the resolutions, or such other administrative approval, of such Credit Party referred to in such certificate and all of the foregoing shall be reasonably satisfactory to the Administrative Agent, (y) the Borrower a certificate of its chief financial officer, dated the Initial Borrowing Date, to the effect that all of the applicable conditions set forth in Sections 5.01(g), (h), (i), (j), (k), and (o) and 5.02 have been satisfied as of such date and (z) CGL a true and correct copy of the amendment, if any, to the CGL Partnership Agreement executed in connection with the CGL Participation (the "CGL Partnership Amendment"), which amendment shall be in form and substance satisfactory to the Administrative Agent and shall be in full force and effect.

                 (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                 (d) PLANS; ETC. On or prior to the Initial Borrowing Date, there shall have been made available for review by the Administrative Agent true and correct copies of:

                          (i) any Plans, and for each Plan (x) that is a Single-Employer plan the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan filed with the Internal Revenue Service and (y) that is a Multiemployer Plan, each of the documents referred to in clause (x) either in the possession of Holdings or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

                         (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                        (iii) all agreements evidencing or relating to the Existing Indebtedness (the "Existing Indebtedness Agreements");

                         (iv) all agreements entered into by Holdings governing the terms and relative rights of its capital stock, and any agreements entered into by members or shareholders of Holdings with respect to its capital stock (collectively, the "Shareholders' Agreements");

                          (v) any agreement with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

                         (vi) any material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

                        (vii) management contracts relating to hotels managed by Holdings or any of its Subsidiaries (collectively the "Management Contracts") to the extent in existence on the Initial Borrowing Date; and

                       (viii) any tax sharing, tax allocation and other similar agreements entered into by Holdings and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

         all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Management Contracts and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

                 (e) ADVERSE CHANGE, ETC. From May 15, 1996 to the Initial Borrowing Date, nothing shall have occurred which the Administrative Agent or the Required Banks shall reasonably determine (i) has, or could reasonably be expected to have, a material adverse effect on the Assets or the rights or remedies of the Banks or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of the Borrower to perform its obligations to them, or (ii) has, or could reasonably be expected to have, a Material Adverse Effect.

                 (f) LITIGATION. No actions, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened against Holdings or any of its Subsidiaries or any of their assets on the Initial Borrowing Date (i) with respect to this Agree-ment or any other Credit Document or (ii) which the Administrative Agent or the Required Banks shall determine has, or could reasonably be expected to have, (x) a Material Adverse Effect or (y) a material adverse effect on the Assets or the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder or under any other Credit Document.

                 (g) APPROVALS. On the Initial Borrowing Date, all material governmental and third party approvals in connection with the transactions contemplated by the Credit Documents and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

                 (h) REORGANIZATION. On or prior to the Initial Borrowing Date, (x) the shareholders of (i) IHC shall have contributed 100% of the outstanding capital stock of IHC to Holdings in exchange for common stock of Holdings and (ii) each of Member and the Subsidiaries of IHC shall have contributed 100% of the outstanding capital stock, equity and/or partnership interests of such Persons not already owned by the Borrower to Holdings in exchange for common stock of Holdings and (y) Holdings shall have contributed such stock and interests received by it pursuant to the proceeding clause (x) to the Borrower (collectively, the "Reorganization"), such Reorganization to be effected pursuant to the Formation Agreement, a copy of which certified as true and correct by an Authorized Officer of the Borrower to have been delivered to the Administrative Agent prior to the Initial Borrowing Date, which Formation Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent. The Reorganization shall have been consummated in accordance with the terms and conditions of the Formation Agreement (without any material waiver thereto not consented to by the Administrative Agent) and all applicable laws.

                 (i) IPO. On or prior to the Initial Borrowing Date, Holdings shall have received in available funds at least $203,000,000 in net cash proceeds from the initial public issuance of its common stock (the "IPO") effected as contemplated by the Registration Statement.

                 (j) ACQUISITIONS. (i) On or prior to the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent all Acquisition Documents, certified as true and correct by an Authorized Officer, all of which

         Acquisition Documents shall be in the same form as they were in on May 15, 1996 or shall otherwise be reasonably satisfactory to the Administrative Agent and each of the conditions precedent to the obligations of the Borrower to consummate the Acquisition shall have been satisfied (without any material waiver thereto not consented to by the Administrative Agent) to the reasonable satisfaction of the Administrative Agent. The Acquisition shall have been consummated in compliance with the terms of the Acquisition Documents and all applicable laws.

                 (ii) In the event that the Westborough Acquisition is effected on the Initial Borrowing Date the Borrower shall have delivered to the Administrative Agent on or prior to the Initial Borrowing Date all Westborough Acquisition Documents, certified as true and correct by an Authorized Officer, all of which Westborough Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and each of the conditions precedent to the obligations of the Borrower to consummate the Westborough Acquisition shall have been satisfied (without any material waiver thereto not consented to by the Administrative Agent) to the reasonable satisfaction of the Administrative Agent. The Westborough Acquisition shall have been consummated in compliance with the terms of the Westborough Acquisition Documents and all applicable laws.

                 (k) REFINANCING. (i) On the Initial Borrowing Date and concurrently with the Credit Events to occur on such date, the commitments under the Existing PNC Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as, or supported hereunder by, Letters of Credit, all other amounts owing pursuant to the Existing PNC Credit Agreement shall have been repaid in full and the creditors under the Existing PNC Credit Agreement shall have terminated and released all Liens incurred in connection therewith and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.01(k)(i) have been satisfied at such time.

                 (ii) On the Initial Borrowing Date and concurrently with the Credit Events to occur on such date, all loans under the Existing Wells Fargo Credit Agreements shall have been repaid in full, together with interest thereon, all letters of credit issued in connection therewith shall have been terminated, all other amounts owing pursuant to the Existing Wells Fargo Credit Agreements shall have been repaid in full and the creditors under the Existing Wells Fargo Credit Agreements shall have terminated and released all Liens incurred in connection therewith and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matter set forth in this Section 5.01(k)(ii) have been satisfied at such time.

                (iii) On the Initial Borrowing Date and concurrently with the Credit Events to occur on such date, all loans under the Existing Hilltop Credit Agreement shall have been repaid in full, together with interest thereon, all other amounts owing pursuant to the Existing Hilltop Credit Agreement shall have been repaid in full and the creditors under the Existing Hilltop Credit Agreement shall have terminated and released all Liens incurred in connection therewith and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.01(k)(iii) have been satisfied at such time.

                 (iv) On the Initial Borrowing Date and concurrently with the Credit Events to occur on such date, all loans under the Existing CIGNA Note shall have been repaid in full, together with interest thereon, all other amounts owing pursuant to the Existing CIGNA Note shall have been repaid in full and the creditors under the Existing CIGNA Note shall have terminated and released all Liens incurred in connection therewith and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.01(k)(iv) have been satisfied at such time.

                  (v) On the Initial Borrowing Date and concurrently with the Credit Events to occur on such date, the Borrower shall have purchased, out of the proceeds of the Term Loans, subordinated participations (the "CGL Participations") in $90,000,000 aggregate principal amount of the loans outstanding under the Existing CGL Credit Agreements and the Administrative Agent shall have received, and be reasonably satisfied with, all documents relating to the CGL Participations.

                 (vi) On the Initial Borrowing Date and after giving effect to the refinancings referred to in Section 5.01(k)(i), (ii), (iii) and
         (iv) (collectively the "Refinancing"), neither Holdings nor any of its Subsidiaries shall have any outstanding Indebtedness other than the Existing Indebtedness described in Section 6.18, and no default or event of default under and as defined in the documentation governing any such Existing Indebtedness shall have occurred or be continuing both before and after giving effect to the Transaction.

                 (l) SUBSIDIARY GUARANTY. On the Initial Borrowing Date, Capital Corp and each Wholly-Owned Subsidiary shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit E hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                 (m) SECURITY DOCUMENTS. (i) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit F hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

                 (ii) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit G (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

                          (A) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name each Credit Party as debtor and that are filed in the jurisdictions referred to in clause (A), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Liens permitted pursuant to Section 8.03(d));

                          (C)  evidence of the completion of all other
                 recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement;

                          (D) executed copies of notices delivered to each entity which is the issuer of partnership interests and/or membership interests pledged under the Security Agreement and executed copies of acknowledgements executed by each such entity, together with evidence that such other actions have been taken as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interest purported to be created by the Security Agreement (including, without limitation, evidence that each such entity has duly recorded the security interest created by the Security Agreement on the books and records of such entity); and

                          (E) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interest purported to be created by the Security Agreement have been taken.

                (iii) On the Initial Borrowing Date, the Collateral Agent shall have received:

                          (A) fully executed counterparts of mortgages, deeds of trust or deeds to secure debt, in each case in form and substance reasonably satisfactory to the Collateral Agent (each as modified, amended or supplemented from time to time in accordance under the terms hereof and thereof, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by any Credit Party as is designated on Part A of Annex IV as a mortgaged property (each a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on such Credit Party's interest in each Mortgaged Property (subject only to Permitted Encumbrances) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Banks;

                          (B) executed copies of financing statements (Form UCC-1 or other applicable form) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests in fixtures, equipment and personal property purported to be created by the Mortgages;

                          (C) mortgagee title insurance policies (or marked commitments to issue the same) for the Mortgaged Properties issued by title insurers reasonably satisfactory to the Collateral Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on such Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, and the

                 Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent; and

                          (D) surveys and, to the extent requested by the Collateral Agent, survey updates, in form and substance reasonably satisfactory to the Collateral Agent, of the Mortgaged Properties specified by the Administrative Agent, certified in a manner satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Administrative Agent.

                 (iv) On the Initial Borrowing Date, the Collateral Agent shall have received:

                          (A) from Interstone/Huntington Partnership L.P., a duly authorized and executed assignment of judgment, in form and substance satisfactory to the Collateral Agent, assigning to the Collateral Agent as collateral security all of Interstone/Huntington Partnership L.P.'s rights and interests in the Huntington Judgment with respect to the Real Property located in Melville, New York (the "Assignment of Judgment"), and Interstate/Huntington Partnership, L.P. shall take all actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Assignment of Judgment; and

                          (B) from the Borrower, a form of Mortgage, a form of UCC-1 financing statement relating to such Mortgage, a form of Mortgage Policy relating to such Mortgage and form of legal opinion relating to such Mortgage, each with respect to the Real Property located in Melville, New York (collectively, the "Melville Documents"), such Melville Documents to be in form and substance reasonably satisfactory to the Collateral Agent and shall be filed and/or delivered pursuant to Section 12.18(c).

                 (n) SOLVENCY. On the Initial Borrowing Date, the Administrative Agent shall have received from the chief financial officer of Holdings a certificate in the form of Exhibit H hereto, expressing opinions of value and other appropriate facts or information regarding the solvency of Holdings and its Subsidiaries taken as a whole.

                 (o) FEES. On or prior to the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

                 (p) CONSENT LETTER. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from Corporation Service Company, presently located at 375 Hudson Street, New York, New York 10014, in the form of Exhibit I hereto indicating its consent to its appointment by each Credit Party as their agent to receive service of process.

                 (q) INSURANCE POLICIES. On the Initial Borrowing Date, the Collateral Agent shall have received evidence of insurance complying with the requirements of Section 7.03 for the business and properties of Holdings and its Subsidiaries, in form and substance satisfactory to the Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee.

                 5.02 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of the Banks to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                 (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of
         Section 1.03 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of Section 2.03 with respect to the issuance of a Letter of Credit.

                 (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

                 The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Section 5.01 and/or 5.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

                 SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

                 6.01  CORPORATE STATUS.  Each of Holdings and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

                 6.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding obligation of each Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights (including laws and principles applicable to fraudulent transfers) and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                 6.03 NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or
(iii) will violate any
provision of the partnership agreement, certificate of formation, certificate of incorporation or by-laws, as the case may be, of such Credit Party.

                 6.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of Holdings, threatened with respect to Holdings or any of its Subsidiaries (i) that have, or could reasonably be expected likely to have, a Material Adverse Effect or (ii) that have, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents.

                 6.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Term Loans shall be utilized (i) to finance, in part, the Transaction and (ii) to pay certain fees and expenses arising in connection with the Transaction Documents. The proceeds of Revolving Loans may be utilized (x) on the Initial Borrowing Date to finance, in part, the Westborough Acquisition in the event that the Westborough Acquisition is consummated on the Initial Borrowing Date, provided that the aggregate amount so utilized shall not exceed $15,000,000, and (y) as provided in the following sentence. The proceeds of Acquisition Loans may only be utilized to finance Permitted Acquisitions, while the proceeds of Working Capital Loans may be utilized for general corporate purposes, other than to finance Permitted Acquisitions and/or any other acquisition.

                 (b) No part of the proceeds of any Credit Event will be used to purchase or carry Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 6.06 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing (other than filings related to the perfection of the security interests granted to the Collateral Agent pursuant to the Security Documents), recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                 6.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to any Bank in connection with this Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was or is provided. The projections and pro forma financial information prepared by Holdings and the Borrower which are contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to Holdings, the Borrower or any of its Subsidiaries which has, or could likely have, a Material Adverse Effect which has not theretofore been disclosed to the Administrative Agent.

                 6.08 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Initial Borrowing Date on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred and to be incurred, and Liens created, and to be created, by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries taken as a whole will exceed their debts, (ii) Holdings and its Subsidiaries taken as a whole will not have incurred or intended to (and Holdings and the Borrower do not believe that they will) incur debts beyond their ability to pay such debts as such debts mature and (iii) Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their business. For purposes of this Section 6.08, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                 (b) (i) The combined balance sheets of the Borrower and its affiliates at December 31, 1994 and December 31, 1995, and the related combined statements of income, changes in equity and cash flows for the fiscal periods ended as of said dates, which have been examined by Coopers & Lybrand L.L.P., independent certified public accountants, and (ii) the pro forma (after giving effect to the Transaction and the related financings thereof) consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1995, copies of each of which have heretofore been furnished to each Bank, present fairly the financial position of the respective entities as of the dates of said statements and the results for the periods covered thereby (or, in the case of the pro forma balance sheet, presents a good faith estimate of the consolidated pro forma financial condition of Holdings and its Subsidiaries after giving effect to the Transaction and the related financings thereof at the date thereof). All such financial statements (other than the aforesaid pro forma balance sheets) have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1995 that has had a Material Adverse Effect.

                 (c) Except as fully reflected in the financial statements and the notes thereto described in Section 6.08(b), there were as of the Initial Borrowing Date (after giving effect to the Loans made on such date), no material Contingent Obligations, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to Holdings or any of its Subsidiaries which, either individually or in aggregate, would be material to Holdings and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1995.

                 6.09 SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, superior to and prior to the rights of all third Persons (subject in the case of the Mortgages to Permitted Encumbrances and subject to no other Liens (except that the Security Agreement Collateral and/or Mortgage Properties may be subject to Permitted Liens and (in the case of the Mortgaged Properties) Permitted Encumbrances relating thereto)) in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements or other laws applicable to the Real Property encumbered by the Mortgages in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of the Mortgages have been paid.

                 6.10 REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. All representations and warranties of Holdings and/or any of its Subsidiaries set forth in any of the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                 6.11 TAX RETURNS AND PAYMENTS. Each of Holdings and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Holdings and each of its Subsidiaries have paid, or have provided adequate reserves for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof (giving effect to the Reorganization).

                 6.12 COMPLIANCE WITH ERISA. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan, would not exceed $500,000. Each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and

Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform its obligations under this Agreement or the other Credit Documents.

                 6.13 SUBSIDIARIES. On the Initial Borrowing Date and after giving effect to the Transaction, the only direct Subsidiary of Holdings is the Borrower. Annex III hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Initial Borrowing Date but after giving effect to the Transaction.

                 6.14 INTELLECTUAL PROPERTY, ETC. Holdings, the Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its business as presently conducted and as proposed to be conducted.

                 6.15 ENVIRONMENTAL MATTERS. (a) Holdings, the Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of Holdings, the Borrower and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and Holdings, the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither Holdings, the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holdings, the Borrower or such Subsidiary is a party or which would affect the ability of Holdings, the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of Holdings and the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, the Borrower or any of its Subsidiaries or any Real Property of Holdings, the Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                 (b) Except as disclosed on Annex IX, as of the Initial Borrowing Date (after giving effect to the Transaction) there are no underground storage tanks located on any Real Property owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries.

                 6.16 PROPERTIES. Annex IV contains a true and complete list of each Real Property owned or leased by Holdings, the Borrower or any of its Subsidiaries on the Initial Borrowing Date (after giving effect to the Transaction) and the type of interest therein held by Holdings, the Borrower or the respective Subsidiary. Holdings, the Borrower and each of its Subsidiaries has good and indefeasible title in fee to each Real Property owned by it and a valid Leasehold in each Real Property leased by it, in each case, after giving effect to the Transaction, free and clear of all Liens and security interests other than the Liens created pursuant to the Mortgages, Permitted Liens and Permitted Encumbrances. Holdings, the Borrower and each of its Subsidiaries has received all material assignments, waivers, consents and other documents, and duly effected all material recordings, filings and other material actions necessary to establish, protect and perfect its right, title and interest in and to each Real Property owned or leased by it. All material transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements or other laws applicable to the Real Property in connection with the Transaction have been paid.

                 6.17  LABOR RELATIONS; COLLECTIVE BARGAINING AGREEMENTS.
There is (i) no significant unfair labor practice complaint pending against Holdings, the Borrower or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against Holdings, the Borrower or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Holdings, the Borrower or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any of its Subsidiaries and (iii) to the knowledge of Holdings and the Borrower, no union representation question exists with respect to the employees of Holdings, the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

                 6.18 INDEBTEDNESS. Annex V sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries (after giving effect to the Transaction) incurred prior to, but which is to remain outstanding after, the Initial Borrowing Date (collectively, the "Existing Indebtedness"), in each case showing the aggregate principal amount, amortization and interest rate thereof (and available commitments, if any, thereunder) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

                 6.19  TRANSACTION.  On and as of the Initial Borrowing Date,
(i) all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Holdings, the Borrower or any other Credit Party in order to make or consummate each component of the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto will have been obtained) except for filings, consents or notices not required by federal or state securities laws to be made at such time, which filings, consents or notices have been or will be made during the period in which they are required to be made and (ii) each component of the Transaction shall have been consummated in accordance, in all material respects, with the applicable Transaction Documents and in compliance, in all material respects, with all applicable laws.

                 6.20 CERTAIN MATERIAL AGREEMENTS. After giving effect to the Transaction, each Management Contract and each Existing Indebtedness Agreement is in full force and effect in accordance with its respective terms, without any material default existing thereunder.

                 6.21 THIRD-PARTY RIGHTS. Except as disclosed on Annex X, as of the Initial Borrowing Date, no Person holds any right of first refusal, option to purchase or lease, buy-out right, right of first offer or other similar right or option with respect to any portion of the Collateral or any partnership interest, joint venture interest, membership interest or shareholder interest owned by Holdings in any of its Subsidiaries.

                 SECTION 7. AFFIRMATIVE COVENANTS. Each of Holdings and the Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

                 7.01 REPORTING REQUIREMENTS. Holdings will furnish to each of the Banks:

                 (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, nothing came to the attention of such accounting firm which would lead it to believe that any Default or Event of Default as they relate to accounting matters has occurred and is continuing or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, it being understood that the delivery of Holdings Form 10-K for any fiscal year or Form 10-Q for any fiscal quarter, as the case may be, within the time frame specified in Section 7.01(a) or (b), respectively, shall satisfy the requirements of Section 7.01(a) or (b), as the case may be, to the extent covering the financial information specified herein or therein.

                 (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholder's equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and which shall be certified by the Chief Financial Officer or other Authorized Officer of Holdings, subject to changes resulting from normal year-end audit adjustments.

                 (c) BUDGET. Not less than 10 days prior to the commencement of each fiscal year of Holdings, a preliminary consolidated budget (to be followed no later than 30 days after the commencement of such fiscal year by a final consolidated budget) of Holdings and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such plans are based.

                 (d) OFFICER'S CERTIFICATES. At the time of (i) the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the Chief Financial Officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of Sections 8.10, 8.11, 8.12, 8.13 and 8.14 as at the end of such fiscal year or quarter, as the case may be and (ii) if delivered with the financial statements required by Section 7.01(a), set forth the calculations required to establish the amount of Excess Cash Flow for the fiscal year of Holdings then last ended.

                 (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings proposes to take with respect thereto and (y) any litigation or governmental or regulatory proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

                 (f) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to Holdings or any of its Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries.

                 (g) ERISA. Promptly upon completion thereof, deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of reports and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

                 (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of Holdings, the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened (in writing) material Environmental Claim against Holdings, the Borrower or any of its Subsidiaries or any Real Property owned or operated by Holdings, the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings, the Borrower or any of its Subsidiaries that (a) results in material noncompliance by Holdings, the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against Holdings, the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by Holdings, the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and Holdings', the Borrower's or such Subsidiary's response thereto.

                 (i) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send to analysts generally or to the holders (other than Holdings and its Subsidiaries) of their capital stock or of the Indebtedness in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                 7.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of Holdings, officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession (but only to the extent Holdings or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may request.

                 7.03 INSURANCE. (a) Holdings will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers (which may include Subsidiaries which are licensed insurance carriers) in such amounts and covering such risks and liabilities as are in accordance with normal industry practice, provided that this covenant shall be satisfied in respect of any Mortgaged Property to the extent the insurance covenants in the related Mortgage are satisfied. Holdings will, and will cause each of its Subsidiaries to, furnish annually to the Administrative Agent a summary of the insurance carried.

                 (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to, or other evidence acceptable to the Administrative Agent of, such insurance (and any other insurance maintained by Holdings or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Banks and (iv) shall be deposited with the Collateral Agent. In no event shall Holdings be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Bank upon such Bank's request.

                 (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to Holdings, to procure such insurance, and Holdings agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

                 7.04 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries, provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                 7.05 CORPORATE FRANCHISES. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, provided that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

                 7.06 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the Collateral or the ability of any Credit Party to perform its obligations under any Credit Document.

                 7.07 GOOD REPAIR. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

                 7.08 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) (i) Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings, the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in substantial compliance with applicable Environmental Laws and in the ordinary course of business. If required to do so under any applicable directive or order of any governmental agency, Holdings and the Borrower each agrees to undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that Holdings, the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

                 (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Banks receive notice under Section 7.01(h) for any event for which notice is required to be delivered for any Real Property which discloses an Environmental Claim or any potential requirement for remedial or similar work aggregating in excess of $1,000,000, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably satisfactory to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Banks and their agents, access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

                 7.09 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                 7.10 INTEREST RATE HEDGING. The Borrower will, no later than the date occurring 30 days after the Initial Borrowing Date, enter into an Interest Rate Agreement, reasonably satisfactory to the Administrative Agent, establishing a fixed or maximum rate in respect of an amount equal to at least
(x) 60% of Total Indebtedness outstanding on the Initial Borrowing Date (after giving effect to the Transaction) less (y) the aggregate principal amount of the CGL Participations, for a period of years reasonably acceptable to the Administrative Agent.

                 7.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) The Borrower will give the Collateral Agent not less than 15 days prior written notice of the scheduled closing date for any Permitted Acquisition by the Borrower or any of its Subsidiaries occurring after the Initial Borrowing Date. Subject to obtaining any consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets acquired pursuant to any such Permitted Acquisition (with the Borrower hereby agreeing to use its reasonable efforts to obtain such consents), the Borrower will, and will cause its Subsidiaries to, grant the Collateral Agent for the benefit of the Banks security interests and mortgages (each an "Additional Security Document") in the interests or properties (other than (I) any Real Property and related personal property assets acquired by a joint venture with the proceeds of equity investments made by the Borrower or a Subsidiary to the extent such equity investments are pledged to the Collateral Agent, (II) any Real Property and related personal property assets acquired with the proceeds of, and securing, or subject to assumed, Non-Recourse Debt and those constituting expansions of existing facilities subject to mortgages in favor of other Persons) as are acquired after the Initial Borrowing Date by the Borrower or such Subsidiary with the proceeds of Acquisition Loans and as may be requested from time to time by the Administrative Agent or the Required Banks, as additional security for the Obligations. Each Additional Security Document shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute a valid and enforceable perfected Lien upon the interests or properties so acquired, superior to and prior to the rights of all third Persons and subject to no other Liens except those permitted by Section 8.03 or otherwise agreed by the Administrative Agent at the time of perfection thereof and such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be reasonably satisfactory in form and substance to the Collateral Agent. The Additional Security Document or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                 (b) Holdings and the Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. If at any time the Collateral Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any Mortgage, the Borrower shall promptly pay the same upon demand.

Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, surveys and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with, all of which documents shall be in form and substance reasonably satisfactory to the Collateral Agent.

                 (c) Holdings and the Borrower each agrees that each action required above by this Section 7.11 shall be completed as soon as practicable, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks.

                 7.12 CORPORATE SEPARATENESS. Holdings and the Borrower will take, and will cause each of its Subsidiaries to take, all such action as is necessary to keep the operations of Holdings, the Borrower and its Subsidiaries separate and apart from those of each Specified Subsidiary, including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors' meetings and maintenance of corporate records, are followed. All financial statements of Holdings and its Subsidiaries provided to creditors will clearly evidence the corporate separateness of Holdings and its other Subsidiaries from each Specified Subsidiary. Finally, neither Holdings nor any of its other Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of a Specified Subsidiary on the one hand, and Holdings and its other Subsidiaries on the other, being ignored, or in the assets and liabilities of Holdings or any of its other Subsidiaries being substantively consolidated with those of a Specified Subsidiary in a bankruptcy, reorganization or other insolvency proceeding. No action or indemnity expressly permitted by this Agreement will breach this covenant.

                 7.13 ERISA. As soon as possible and, in any event, within ten (10) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or
Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan.

                 SECTION 8. NEGATIVE COVENANTS. Each of Holdings and the Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

                 8.01 CHANGES IN BUSINESS. Holdings will not, and will not permit the Borrower or any of its Subsidiaries to, engage in any significant business or activities in any industries or business segments, other than the business and activities conducted by Holdings and its Subsidiaries (taken as a whole) on the Initial Borrowing Date (after giving effect to the Transaction) in the business segments and industries described in the Registration Statement, and other businesses and activities related or incidental thereto.

                 8.02 CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. Holdings will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of obsolete or excess FF&E or excess land in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                 (a) capital expenditures by the Borrower and its Subsidiaries;

                 (b)  the investments permitted pursuant to Section 8.05;

                 (c) (i) the merger or consolidation of any Subsidiary Guarantor (other than Capital Corp) with or into the Borrower or another Subsidiary Guarantor (other than Capital Corp) or the liquidation or dissolution of any Subsidiary that is not a Material Subsidiary or a Specified Subsidiary or (ii) the transfer or other disposition of any property (other than the Capital Note) by the Borrower to any Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, provided that all Liens granted pursuant to the Security Documents on any property or assets involved in any of the foregoing transactions shall remain in full force and effect (with the same priority as they would have if such transfer pursuant to this clause (ii) had not occurred), either as a result of any such transfer being made subject to such Liens or as a result of the surviving or transferee entity executing and delivering new Security Documents, in each case to the satisfaction of the Administrative Agent;

                 (d) the Borrower or any Subsidiary Guarantor (other than Capital Corp) (or to the extent limited to one Permitted Acquisition, any NRD Borrower) may make Permitted Acquisitions provided that at least 15 days prior to the date of such acquisition, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an authorized officer of the Borrower, which certificate shall (i) contain the date such Permitted Acquisition is scheduled to be consummated, (ii) contained the estimated purchase price of such Permitted Acquisition, (iii) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (iv) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in Sections 8.10, 8.11, 8.12, 8.13 and 8.14 shall be complied with on a pro forma basis as if the properties and/or assets so acquired had been owned by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains in connection with such Permitted Acquisition), (v) to the extent applicable, confirms that the Borrower has performed physical inspections, including, without limitation, Phase I environmental assessments (a copy of which shall be delivered to the Administrative Agent with such certificate), which demonstrate that the representations and warranties of the Borrower contained in this Agreement (including those set forth in Section 6.15) shall be true and correct after giving effect to such Permitted Acquisition, (vi) except in the case of a Permitted Acquisition of a Non-Managed Hotel, confirms that the hotel property acquired pursuant to such Permitted Acquisition (or owned by the partnership in which interests have been acquired or to which loans and/or advances have been made pursuant to such Permitted Acquisition) is to be managed by the Borrower and (vii) attach thereto a true and correct copy of the then proposed purchase agreement or similar agreement, partnership agreement, lease and/or management contract entered into in connection with such Permitted Acquisition;

                 (e) the Borrower or any of its Subsidiaries may sell any hotel property, land or building and/or any capital stock and/or equity interests of any Person that owns such hotel property, land or building, provided that after giving effect to such sale the covenants contained in Sections 8.10, 8.11, 8.12, 8.13 and 8.14 shall be complied with on a pro forma basis as if such hotel property, land or building so sold had not been owned by the Borrower and/or any of its Subsidiaries for the 12-month period immediately preceding such sale;

                 (f)  the Reorganization;

                 (g) the Borrower or any of its Subsidiaries (other than an NRL Subsidiary) may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement and to the extent not prohibited by Section 8.06(b);

                 (h) the Borrower and its Subsidiaries (other than any Specified Subsidiary) may purchase or otherwise acquire any property or assets of any Person (other than pursuant to Permitted Acquisitions), provided that (x) such purchases or acquisitions are made with funds other than the proceeds of Loans and Non-Recourse Debt, (y) no Default or Event of Default exists at the time thereof or after giving effect thereto and (z) after giving effect thereto,
         Section 8.01 is complied with;

                 (i) the Borrower and its Subsidiaries may sell or discount accounts receivable in the ordinary course of business consistent with past practices, but only in connection with the collection or compromise thereof, so long as the aggregate outstanding face amount of accounts receivable sold or discounted at any time does not exceed $5,000,000; and

                 (j) any NRL Subsidiary may enter into leases of hotel properties in connection with obtaining, or as a method of effectively obtaining, the benefits of (and entered in lieu of) a Management Contract relating to the hotel properties which are the subject of such leases, provided that any such lease shall not be guaranteed (or otherwise supported) directly or indirectly by Holdings, the Borrower, any Subsidiary Guarantor or any other Subsidiary (other than the NRL Subsidiary entering into same) except that (x) the documentation governing any such lease may contain provisions relating to customary indemnities from the Borrower or a Subsidiary Guarantor for fraud, use of proceeds and environmental matters or as are otherwise reasonably acceptable to the Administrative Agent and (y) the Borrower may incur guaranties and other Contingent Obligations in respect of such leases to the extent permitted by Section 8.04(f)(A)(z).

To the extent the Required Banks (or all of the Banks as shall be required by Section 12.12) waive the provisions of this Section 8.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this Section 8.02, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Document; (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

                 8.03 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                 (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Holdings) have been established;

                 (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or any Subsidiary;

                 (c) Liens created by this Agreement or the other Credit Documents;

                 (d)  Liens in existence on the Initial Borrowing Date which
         (x) are listed, and the property subject thereto on the Initial Borrowing Date described, in Annex VI, without giving effect to any extensions or renewals thereof or (y) are otherwise permitted under this Section 8.03;

                 (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.08;

                 (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                 (g) Leases or subleases granted to others not interfering in any material respect with the business of Holdings or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                 (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

                 (i) Liens arising from financing statements regarding leases not in violation of this Agreement;

                 (j) Liens securing Non-Recourse Debt to the extent such Liens do not attach to any property or assets other than the property or asset financed or refinanced by any such Debt;

                 (k) Liens created by virtue of Capitalized Lease Obligations, provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease;

                 (l) Liens (x) placed upon equipment or machinery used in the ordinary course of business of the Borrower, any Subsidiary Guarantor (other than Capital Corp) or any NRD Borrower at the time of (or within 180 days after) the acquisition thereof by the Borrower, any such Subsidiary Guarantor (other than Capital Corp) or any such NRD Borrower to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or any Subsidiary; or (y) existing on specific tangible assets at the time acquired by the Borrower, any Subsidiary Guarantor (other than Capital Corp) or any NRD Borrower or on assets of a Person at the time such Person first becomes a Subsidiary of the Borrower, provided that (i) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower or any of its Subsidiaries, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to specific tangible assets of such Person and not assets of such Person generally, (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such lien attaches, determined at the time of the acquisition of such asset or the time at which such Person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (y) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence entered into in the ordinary course of business) and (iv) the Indebtedness secured thereby is permitted by Section 8.04(b);

                 (m)  Permitted Encumbrances;

                 (n) Liens arising from the transactions permitted by Section 8.02(i) and attached only to the receivable so sold or discounted; and

                 (o) Liens securing lease obligations of an NRL Subsidiary permitted pursuant to Section 8.02(j) to the extent such Liens do not attach to any property or assets other than the property or assets subject to such leases.

                 8.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                 (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                 (b) Indebtedness of the Borrower, any Subsidiary Guarantor (other than Capital Corp) or any NRD Borrower subject to Liens permitted by Section 8.03(l) or constituting Capitalized Lease Obligations, provided that the aggregate principal amount of such Indebtedness and Capitalized Lease Obligations under all Capital Leases shall not exceed $6,000,000 at any time outstanding;

                 (c) Existing Indebtedness without giving effect to any subsequent extension, renewal or refinancing thereof;

                 (d) Indebtedness of the Borrower under the Interest Rate Agreements entered into pursuant to Section 7.10;

                 (e) Indebtedness of (x) Holdings to the Borrower to the extent the proceeds thereof are promptly utilized to pay administrative and reporting costs, (y) the Borrower to Holdings or any Subsidiary Guarantor or (z) any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, provided that (x) such Indebtedness shall be evidenced by a promissory note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) no Indebtedness owing to or by Capital Corp shall be permitted by this clause (e);

                 (f)  Contingent Obligations of (A) the Borrower in respect of
         (x) leases of real property entered into by the Borrower, (y) obligations of any Subsidiary Guarantor permitted under this Agreement and (z) leases entered into by any NRL Subsidiary permitted by Section 8.02(j), provided that the aggregate amount of such Contingent Obligations shall not exceed $3,000,000, and (B) the Borrower or any Subsidiary in respect of any other Person (other than in respect of indebtedness for borrowed money) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other Person;

                 (g) any NRD Borrower may incur indebtedness ("Non-Recourse Debt") to finance or refinance a hotel property acquired pursuant to a Permitted Acquisition, provided that (i) Non-Recourse Debt may only be incurred on and after the date on which pro forma annual Consolidated EBITDA of Holdings (after giving effect to all Permitted Acquisitions then consummated or being consummated) first equals or exceeds $70,000,000, (ii) Non-Recourse Debt shall not be guaranteed (or otherwise supported) directly or indirectly by Holdings, the Borrower, any Subsidiary Guarantor or any other Subsidiary (other than the NRD Borrower incurring same) (except that the documentation governing any Non-Recourse Debt may contain provisions relating to customary indemnities from the Borrower or a Subsidiary Guarantor for fraud, use of proceeds and environmental matters or as are otherwise reasonably acceptable to the Administrative Agent), (iii) the principal amount of any issue of Non-Recourse Debt shall not exceed 65% of the fair market value of the property securing such Debt, determined at the time of the acquisition of such property by a valuation firm of national standing utilizing appraisal standards satisfying the Real Estate Appraisal Reform Amendments of The Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and (iv) the aggregate principal amount of Non-Recourse Debt incurred by all NRD Borrowers shall not exceed $50,000,000 at any time outstanding;

                 (h) the Borrower or any Subsidiary Guarantor (other than Capital Corp) may incur additional Indebtedness other than any guaranty or other Contingent Obligation created in respect of Non-Recourse Debt (except for the indemnities specifically referred to in clause (g)) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

                 (i) the Borrower may incur Indebtedness evidenced by the Capital Note as provided therein.

                 8.05 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                 (a) Holdings or any of its Subsidiaries may invest in cash and Cash Equivalents;

                 (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                 (c) loans and advances (x) to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business and (y) other than loans described on Annex VII, to employees in an aggregate principal amount not to exceed $8,000,000 at any time outstanding, shall be permitted;

                 (d) to the extent allowed by Section 8.02(c), (d) or (h), and the creation of Subsidiaries in compliance with Section 8.15 shall be permitted;

                 (e) investments acquired by the Borrower or any of its Subsidiaries (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                 (f) investments of the Borrower in Interest Rate Agreements entered into pursuant to Section 7.10;

            (g)  Loans and advances permitted by Section 8.04(e) and/or (i); and

                 (h) The investments (other than in Subsidiaries) outstanding on the Initial Borrowing Date which are listed on Annex VII hereto (without any increase thereto).

                 8.06 CAPITAL EXPENDITURES; LEASES. (a) The Borrower will not permit the amount expended during any fiscal year for Consolidated Capital Expenditures to be less than 3% (it being understood and agreed that up to 50% of such amount may be in the form of a Reserve created during such fiscal year) but not more than 6% of the aggregate revenues for such fiscal year of all hotels owned or leased by the Borrower and its Subsidiaries.

                 (b) Holdings will not permit the aggregate payments (including, without limitation, any property taxes paid by the Borrower and its Subsidiaries (other than a Specified Subsidiary) as additional rent or lease payments) by the Borrower and its Subsidiaries (other than a Specified Subsidiary) on a consolidated basis under agreements in effect as of the Initial Borrowing Date and/or entered into after the Initial Borrowing Date (including any such agreement that is an extension, replacement, substitution, or renewal of any agreement entered into prior to such date) to rent or lease any real or personal property (exclusive of Capitalized Lease Obligations) to exceed $2,500,000 in any fiscal year of Holdings.

                 8.07 PREPAYMENTS OF INDEBTEDNESS, MODIFICATIONS OF AGREEMENTS, ETC. Holdings will not, and will not permit any of its Subsidiaries to:

                 (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Existing Indebtedness or the Capital Note;

                 (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of or terminate (other than any scheduled termination in accordance with the terms thereof) (A) the Capital Note and/or any document or agreement governing same, (B) in any manner adverse to the interests of the Banks any documents or agreement governing any Existing Indebtedness or the CGL Participation or (C) in any manner that has, or which would reasonably be expected to have, a Material Adverse Effect, any Acquisition Document or any Westborough Acquisition Document; and/or

                 (c) amend, modify or change in any manner materially adverse to the interests of the Banks the certificate of incorporation (including, without limitation, and in any event, by the filing of any certificate of designation), partnership agreement, certificate of formation or by-laws of any Credit Party, or enter into any new agreement with respect to the capital stock or equity interests, as the case may be, of any Credit Party (to the extent adverse to the interests of the Banks).

                 8.08 DIVIDENDS, ETC. Holdings will not, and will not permit any Subsidiary to declare or pay any dividends (other than, in the case of Holdings, dividends payable solely in common stock of Holdings) or return any capital to, its stockholders, equity holders, members or partners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, equity holders, members or partners, as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or equity or partnership interests or membership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any Subsidiary to purchase or otherwise acquire for consideration any shares of any class of the capital stock or equity or partnership interests or membership interests of Holdings or any such Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to such capital stock or membership interests or partnership interests) (all of the foregoing "Dividends"), except that (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or to any Subsidiary Guarantor, (ii) Capital Corp may pay cash Dividends to Holdings so long as Holdings shall immediately utilize 100% of the proceeds thereof to (x) promptly pay when due administrative and other customary operating costs and/or (y) make a capital contribution to the Borrower and (iii) the Borrower may pay cash Dividends to Holdings so long as Holdings shall immediately utilize 100% of the proceeds thereof to pay when due administrative and other customary operating costs.

                 8.09 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of a Subsidiary, Holdings, the Borrower or a Subsidiary Guarantor) other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable, in Holdings' reasonable judgment, by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate except (i) Management Contracts, (ii) investments permitted by Section 8.06 and (iii) payments made pursuant to Section 8.09.

                 8.10 LEVERAGE RATIO. The Borrower will not permit the ratio of (i) Modified Total Indebtedness as of a date set forth below to (ii) EBITDA for the Test Period ended on such date to be greater than the ratio set forth opposite such date below:

                 Date                                                 Ratio
                 ----                                                 -----
         September 30 and December 31, 1996,
         March 31, June 30, September 30
         and December 31, 1997                                        4.5:1

         March 31, June 30, September 30
         and December 31, 1998, March 31,
         June 30, September 30 and
         December 31, 1999                                            4.25:1

         March 31, June 30, September 30
         and December 31, 2000, March 31,
         June 30, September 30 and
         December 31, 2001                                            4.00:1

         March 31, June 30, September 30
         and December 31, 2002                                        3.75:1

         March 31, 2003 and each
         fiscal quarter thereafter                                    3.50:1

                 8.11 MINIMUM EBITDA. Holdings will not permit EBITDA for any Test Period ending on a date set forth below to be less than the amount set forth opposite such date:

                 Date                                                 Amount
                 ----                                                 ------
         September 30
         and December 31, 1996                                        $65,000,000

         March 31, June 30,
         September 30 and
         December 31, 1997,
         March 31, June 30,
         September 30 and
         December 31, 1998                                            $70,000,000

         March 31, 1999 and each
         fiscal quarter thereafter                                    $75,000,000

                 8.12 INTEREST COVERAGE. Holdings will not permit the Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

                 Date                                                 Ratio
                 ----                                                 -----
         September 30 and December 31, 1996,
         March 31, June 30, September 30
         and December 31, 1997                                        2.50:1

         March 31, 1998 and each
         fiscal quarter thereafter                                    2.75:1

                 8.13 CONSOLIDATED NET WORTH. Holdings will not permit Consolidated Net Worth as of the end of any fiscal quarter of Holdings to be less than an amount equal to the sum of (x) $190,000,000 plus (y) the aggregate of 80% (70% for each fiscal quarter ending after December 31, 1998) of the Consolidated Net Income, if positive, for each fiscal quarter ending after the Initial Borrowing Date and on or prior to the end of the fiscal quarter as of which Consolidated Net Worth is being determined.

                 8.14 DEBT SERVICE COVERAGE. Holdings will not permit the Debt Service Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

                 Date                                                 Ratio
                 ----                                                 -----
         September 30 and December 31, 1996,
         March 31, June 30, September 30
         and December 31, 1997                                        2.00:1

         March 31, 1998 and each
         fiscal quarter thereafter                                    2.25:1

                 8.15 CREATION OF SUBSIDIARIES. Holdings will not, and will not permit any Subsidiary to, create or acquire any Subsidiary other than (x) a Wholly-Owned Subsidiary that executes a counterpart of the Subsidiary Guaranty, Pledge Agreement and Security Agreement or (y) a Specified Subsidiary, to the extent, in each case, that 100% of the capital stock of such entity is pledged to the Collateral Agent pursuant to the Pledge Agreement. Upon an entity ceasing to be a Specified Subsidiary, such entity, unless liquidated, shall become a Subsidiary Guarantor and execute all documents required by the preceding and following sentences. In addition, each new Subsidiary Guarantor created as permitted by this Section 8.15 shall execute and deliver, or cause to be executed, all other relevant documentation of the type described in
Section 5 as such new Subsidiary Guarantor would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

                 8.16 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction in the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of

Holdings, (b) make loans or advances to Holdings or any of Holdings' subsidiaries, or (c) transfer any of its property or assets to Holdings or any of Holdings' Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or a Subsidiary of Holdings, (iv) customary provisions restricting assignment of any licensing agreement entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.03(j) and (l),
(vi) customary provisions restricting assignment of any Management Contract (as defined in the Security Agreement) or Franchise Agreement (as defined in the Security Agreement) and (vii) restrictions governing any of the Non-Recourse Debt of an NRD Borrower or any lease of an NRL Subsidiary.

                 8.17 HOLDINGS. Holdings will not engage in any business or activities other than the ownership of all of the capital stock of Capital Corp and the Borrower and administrative and reporting activities entitled thereto. Capital Corp will not engage in any business or activities other than holding the Capital Note.

                 SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                 9.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                 9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                 9.03 COVENANTS. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.10, 7.11, 8 or 12.18, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Banks; or

                 9.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Holdings, the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations and/or any non-recourse Indebtedness), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of Holdings, the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption or as a mandatory prepayment or redemption (unless such required or mandatory prepayment or redemption results from a default thereunder or an event of type that constitutes an Event of Default hereunder), provided that it shall not constitute an Event of Default pursuant to this
Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $5,000,000 at any one time; or

                 9.05 BANKRUPTCY, ETC. Holdings, the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of its Material Subsidiaries; or Holdings, the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against Holdings, the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; or Holdings, the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                 9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings, or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings, or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                 9.07 SECURITY DOCUMENTS. (a) Any Security Document shall cease to be in full force and effect (other than upon termination thereof in accordance with its terms), or shall cease to give the Collateral Agent the Liens purported to be created thereby in favor of the Collateral Agent or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue beyond any cure or grace period specifically provided for in such Security Document; or

                 9.08 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings, the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by insurance) of $5,000,000 or more in the aggregate for all such judgments and decrees for Holdings, the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                 9.09 ENVIRONMENTAL MATTERS. Any Hazardous Materials shall have been at any time (i) generated, used, treated or stored on, or transferred to or from, any Real Property of Holdings or any of its Subsidiaries or (ii) released on any such Real Property in violation of Environmental Laws, in each case where such occurrence or event has had, or is reasonably likely to have, a Material Adverse Effect; or

                 9.10 GUARANTY. Any Guaranty or any provision thereof shall cease to be in full force or effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant, or agreement on its part to be performed or observed pursuant to the relevant Guaranty;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Administrative Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under Section 9.05, it will pay) to the Collateral Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security after the Borrower's reimbursement obligations in respect thereof).

                 SECTION 10 DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                 "Acquisition" shall mean the acquisition by the Borrower of the Assets as provided in the Acquisition Documents.

                 "Acquisition Documents" shall mean (i) the Agreement of Purchase and Sale and (ii) the Contribution Agreement, in each case in the form delivered to the Administrative Agent pursuant to Section 5.01(j) and without giving effect to any amendment or modification thereof not consented to by the Required Banks.

                 "Acquisition Loans" shall mean Revolving Loans the proceeds of which are utilized to make Permitted Acquisitions or to refinance loans or advances the proceeds of which were utilized to make Permitted Acquisitions.

                 "Acquisition Sublimit" shall mean at any time the Total Revolving Commitment at such time less $5,000,000.

                 "Additional Security Documents" shall have the meaning provided in Section 7.11.

                 "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

                 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

                 "Agreement of Purchase and Sale" shall mean the Agreement of Purchase and Sale, dated as of March 29, 1996, among the sellers named therein and Member, in the form delivered to the Administrative Agent pursuant to
Section 5.01(j)(i) amended through the Effective Date.

                 "Applicable Percentage" shall mean (i) in the case of Loans maintained as Base Rate Loans, 1% and (ii) in the case of Loans maintained as Eurodollar Loans, 2%.

                 "Assets" shall mean the partnership interests and hotel assets acquired by the Borrower pursuant to, and as more fully described in, the Acquisition Documents.

                 "Asset Sale" shall mean the sale, transfer or other disposition (including by liquidations of a partnership of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any of their respective assets (other than (i) sales, transfers or other dispositions of obsolete or excess FF&E in the ordinary course of business and (ii) sales, transfers or other dispositions with Net Cash Proceeds aggregating no more than $500,000 in any fiscal year).

                 "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit J hereto.

                 "Assignment of Judgment" shall have the meaning provided in
Section 5.01(m)(iv).

                 "Authorized Officer" shall mean any executive officer of Holdings or the Borrower, as the case may be, designated as such in writing to the Administrative Agent by Holdings or the Borrower, respectively, to the extent acceptable to the Administrative Agent.

                 "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                 "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or
(ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 and/or
Section 2.04(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                 "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                 "Base Rate" shall mean the higher of (x) the rate established by the Administrative Agent from time to time as the reference rate for short term commercial loans in U.S. dollars and (y) 1/2 of 1% in excess of the overnight cost of funds of the Administrative Agent (as determined by the Administrative Agent in its sole discretion).

                 "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                 "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                 "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                 "Capital Corp" shall mean IHC Capital Corporation, a Delaware corporation.

                 "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "Capital Note" shall mean the subordinated promissory note issued by the Borrower and payable to Capital Corp in an aggregate principal amount equal to the net proceeds of the IPO, which Capital Note shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged to the Collateral Agent pursuant to the Pledge Agreement to which Capital Corp is party. Not less than $182,972,500 of the amounts received by the Borrower pursuant to the Capital Note shall be utilized to effect the Transaction prior to or contemporaneously with the utilization of proceeds of initial Loans hereunder.

                 "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                 "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition,

(ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition and (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above.

                 "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings, the Borrower and/or any Subsidiary from such Asset Sale.

                 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                 "CGL" shall mean Interstone/CGL Partners, L.P., a Delaware Limited Partnership.

                 "CGL Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement, dated as of November 20, 1995, among Interstone/CGL Management Associates, Interstone Two Partners I L.P., Interstone Two Partners II L.P., Interstone Two Partners III L.P., Interstone Two Partners IV L.P., Connecticut General Life Insurance Company, CGI Partners, L.P. and Quebec Street Investments, Inc.

                 "CGL Participation" shall have the meaning provided in Section 5.01(k)(v).

                 "Change of Control" shall mean and include (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Holdings' Board of Directors (together with any new directors whose election by Holdings' Board of Directors or whose nomination for election by Holding's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office (ii) any Person or group (as such term is defined in Section 13(da)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Fine Family, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act) of 30% or more, on a fully diluted basis, of the economic or voting interest in Holdings' capital stock and/or (iii) any "change in control" or any similar term as defined in any of the indentures, agreements or instruments governing any Indebtedness of Holdings or any of its Subsidiaries.

                 "Clean-Down Period" shall mean a 30 consecutive day period which shall commence on or after July 1 of each year and terminate on or before June 30 of the following year during which the sum of the aggregate outstanding principal amount of Working Capital Loans plus the Letter of Credit Outstandings do not exceed $10,000,000 at any time during such period.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

                 "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks pursuant to the Security Documents.

                 "Collective Bargaining Agreement" shall have the meaning provided in Section 5.01(d).

                 "Commitment" shall mean, with respect to each Bank, such Bank's Term Commitment plus its Revolving Commitment.

                 "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                 "Consolidated Capital Expenditures" shall mean all expenditures made by the Borrower and its Subsidiaries for the maintenance of properties in the ordinary course (and not in connection with acquisitions or major expansion/renovation programs).

                 "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any entity (other than a Subsidiary) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by any such entity during such period,
(ii) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or on which its assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                 "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of Holdings as at such date.

                 "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "Contribution Agreement" shall mean the Contribution Agreement, dated as of March 29, 1996, among the contributors named therein and the Borrower, as amended through the Initial Borrowing Date.

                 "Credit Documents" shall mean this Agreement, the Notes, the Security Documents and the Subsidiary Guaranty.

                 "Credit Event" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

                 "Credit Lyonnais" shall mean Credit Lyonnais New York Branch.

                 "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

                 "Debt Service Coverage Ratio" shall mean, for any Test Period, the ratio of (x) EBITDA to (y) the Total Debt Service, in each case for such Test Period.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                 "Dividends" shall have the meaning provided in Section 8.08.

                 "EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Total Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses and other one-time non-cash charges less (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

                 "EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) EBIT, (ii) depreciation expense, (iii) amortization expense and (iv) any other non-cash charges, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

                 "Effective Date" shall have the meaning provided in Section 12.10.

                 "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Borrower or any of its respective Subsidiaries.

                 "Employment Agreements" shall have the meaning provided in
Section 5.01(d).

                 "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or any rule of common law, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries (in each of the foregoing cases, now or hereafter in effect and as amended) relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section  7401 et seq.; and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as now or hereafter in effect and as amended from time to time.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

                 "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                 "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) (i) the rate for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. London time, on the day that is two Business Days prior to the commencement of such Interest Period or (ii) in the event that the Eurodollar Rate can not be determined pursuant to the preceding clause (i), the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the next whole multiple of 1/16 of 1%) by
(B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "Event of Default" shall have the meaning provided in Section
9.

                 "Excess Cash Flow" shall mean, for any period, (x) EBITDA for such period less (y) the sum, without duplication, of the amount for such period of (i) Total Interest Expense, (ii) provisions for taxes based on income, (iii) Consolidated Capital Expenditures other than any thereof made from a Reserve established prior to such period, (iv) all scheduled principal payments on Total Indebtedness (including all Scheduled Repayments), (v) all partnership distributions made by any Subsidiary of the Borrower to any entity that is not a wholly-owned direct or indirect Subsidiary of the Borrower and
(vi) any Reserve created (including any increase to an existing Reserve) during such period.

                 "Existing CGL Credit Agreements" shall mean the Loan Agreements, each dated as of December 15, 1995, between CGL and Credit Lyonnais as in effect on the Initial Borrowing Date and as the same may be subsequently amended, modified or supplemented in accordance with the provisions thereof and hereof.

                 "Existing CIGNA Note" shall mean the Deed of Trust Note, dated March 7, 1994, issued by Interstone/Houston Partnership, L.P. and payable to Connecticut General Life Insurance Company.

                 "Existing Hilltop Credit Agreement" shall mean the Credit Agreement, dated as of February 19, 1993, between Hilltop Equipment Leasing Company, L.P. and PNC Bank, National Association.

                 "Existing Indebtedness" shall have the meaning provided in
Section 6.18.

                 "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.01(d).

                 "Existing Letter of Credit" shall have the meaning provided in Section 2.01(d).

                 "Existing PNC Credit Agreement" shall mean the Credit Agreement, dated as of December 13, 1995, among the Borrower, the financial institution from time to time party thereto and PNC Bank, National Association, as agent.

                 "Existing Wells Fargo Credit Agreements" shall mean, collectively, (i) the Loan and Security Agreement, dated as of June 26, 1995, between Interstone/Huntington Partnership L.P. and Wells Fargo Bank, N.A., (ii) the Loan Agreement, dated as of August 31, 1995, among Interstone/Atlanta Partnership, L.P., Interstone/Colorado Springs, L.P., Interstone/Denver Partnership, L.P., Interstone/Lisle Partnership, L.P., Interstone/Conshohocken Partnership, L.P. and Wells Fargo Bank, National Association, and (iii) the Loan Agreement, dated as of October 10, 1995, between Interstone/Williamsburg Partnership, L.P. and Wells Fargo Bank, National Association.

                 "Expiration Date" shall mean July 31, 1996.

                 "Facing Fee" shall have the meaning provided in Section
3.01(c).

                 "Facility" shall mean either of the credit facilities established under this Agreement, i.e., the Term Facility or the Revolving Facility.

                 "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                 "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                 "FF&E" shall mean furniture, fixtures and equipment.

                 "Fine" shall mean Milton Fine, individually and in his capacity as trustee of the Fine Revocable Trust.

                 "Fine Children Trust" shall mean the three irrevocable trusts established pursuant to that certain single Irrevocable Trust Agreement, dated December 15, 1989, for the benefit respectively of the grantors thereof made among Carolyn Fine Freidman, Sibyl A. Fine King and David J. Fine, as grantors, and David J. Fine, as trustee.

                 "Fine Family" shall mean, collectively, Fine and the Fine Children Trust.
                 "Fine Revocable Trust" shall mean the revocable trust established pursuant to that certain Second Amended and Restated Trust Agreement, dated November 11, 1994, for the benefit of Milton Fine.

                 "Formation Agreement" shall mean the Formation Agreement, dated as of June 25, 1996, among Holdings and the contributors named therein, in the form delivered pursuant to Section 5.01(h) and as the same may be subsequently amended with the consent of the Administrative Agent.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guaranties" shall mean the guaranty provided by Holdings pursuant to Section 13 of this Agreement and the Subsidiary Guaranty.

                 "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

                 "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

                 "Highest Lawful Rate" shall mean, with respect to any indebtedness owed to any Bank hereunder or under any other Credit Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Bank with respect to such indebtedness under the law applicable to any such indebtedness that is extended by such Bank provided that if there is no such maximum rate for any Bank then the provisions of Section 12.17 shall be inapplicable to such Bank and its Loans and the obligations owed it hereunder and under the other Credit Documents.

                 "Huntington Judgment" shall mean the Judgment of Foreclosure and Sale, entered on May 29, 1996, granted to Interstone/Huntington Partnership, L.P. by the Supreme Court of the State of New York, County of Suffolk, IAS Part 30, in conneciton with Interstone/Huntington Partnership, L.P. v. 110 Huntington Associates, Index No. 18445/95.

                 "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

                 "IHC" shall mean Interstate Hotels Corporation, a Pennsylvania corporation.

                 "Indebtedness" of any Person shall mean without duplication
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                 "Initial Borrowing Date" shall mean the date, on or after the Effective Date, upon which the initial Borrowing of Loans occurs.

                 "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) EBITDA to (y) Total Interest Expense, in each case for such Test Period.

                 "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                 "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

                 "Interstone II" shall mean IHC/Interstone Partnership II, L.P., a Delaware Limited Partnership.

                 "IPO" shall have the meaning provided in Section 5.01(i).

                 "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                 "Legal Requirements" shall mean all applicable laws, rules, orders and regulations made by any legislature or government or any governmental body or regulatory authority having jurisdiction over Holdings or a Subsidiary.

                 "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                 "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                 "Letter of Credit Issuer" shall mean (i) Credit Lyonnais, (ii) in respect of each Existing Letter of Credit, the Bank that has issued same as of the Effective Date and/or (iii) such other Bank that is requested, and agrees, to so act by the Borrower and reasonably acceptable to the Administrative Agent.

                 "Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

                 "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

                 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                 "Loan" shall have the meaning provided in Section 1.01.

                 "Management Agreements" shall have the meaning provided in
Section 5.01(d).

                 "Management Contracts" shall have the meaning provided in
Section 5.01(d).

                 "Margin Stock" shall have the meaning provided in Regulation
U.

                 "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole (after giving effect to the Transaction).

                 "Material Subsidiary" shall mean, at any time, any Subsidiary of the Borrower that (x) has assets at such time comprising 5% or more of the consolidated assets of the Borrower and its Subsidiaries or (y) had net income in the most recently ended fiscal year of the Borrower comprising 5% or more of the consolidated net income of the Borrower and its Subsidiaries for such fiscal year.

                 "Melville Documents" shall have the meaning provided in
Section 5.01(m)(iv).

                 "Member" shall mean IHC Member Corporation, a Delaware corporation.

                 "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $1,000,000, (ii) for Eurodollar Loans, $5,000,000.

                 "Modified Total Indebtedness" shall mean at any time (i) Total Indebtedness less (ii) the outstanding principal amount up to $30,000,000 in the aggregate of Non-Recourse Debt included in determining Total Indebtedness.

                 "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                 "Mortgage" shall have the meaning provided in Section 5.01(m)(iii) and, after the execution and delivery thereof, shall include each mortgage constituting an Additional Security Document.

                 "Mortgage Policies" shall have the meaning provided in Section 5.01(m)(iii).

                 "Mortgaged Property" shall have the meaning provided in
Section 5.01(m)(iii) and, after the execution and delivery of any mortgage or deed of trust constituting an Additional Security Document, shall include the respective property subject thereto but shall not include after the date of such release any real property theretofore a Mortgaged Property that has been released from the Liens of the Security Documents in accordance with the terms thereof or of this Agreement.

                 "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees (other than any commission paid or payable to Holdings or any of its Subsidiaries) and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such Person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (ii) amounts of any distributions payable to holders of minority interests in the relevant Person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                 "Non-Managed Hotel" shall mean the Marriott property located at Tysons Corner, Virginia and one other hotel property acquired by the Borrower or a Subsidiary Guarantor after the Initial Borrowing Date and identified at the time of acquisition as a Non-Managed Hotel by the Borrower to the Administrative Agent, provided that such identified Non-Managed Hotel shall be managed by the Borrower or any of its Subsidiaries from and after the first anniversary of the consummation of the acquisition of such hotel property.

                 "Non-Recourse Debt" shall have the meaning provided in Section 8.04(g).

                 "Note" shall mean and include each Term Note and each Revolving Note.

                 "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                 "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                 "Notice Office" shall mean the office of the Administrative Agent at 1301 Avenue of the Americas, New York, New York 10019, Attention:
Mischa Zabotin, or such other office as the Administrative Agent may designate to the Borrower from time to time.

                 "NRD Borrower" shall mean each corporation (i) all of the capital stock of which is directly owned by the Borrower, (ii) that owns one (but not more than one) hotel property acquired pursuant to a Permitted Acquisition and (iii) that incurs Non-Recourse Debt to finance or refinance the acquisition of the property discussed in clause (ii) above, provided that upon the repayment in full of such Non-Recourse Debt (other than from the proceeds of refinancing Non-Recourse Debt), such corporation shall cease to be an NRD Borrower.

                 "NRL Subsidiary" shall mean each corporation (i) all of the capital stock of which is directly owned by the Borrower, (ii) that enters into a lease or leases permitted by Section 8.02(j) and (iii) that incurs no Indebtedness (except any such leases to the extent constituting Indebtedness), provided that upon the termination of all such leases entered into by an NRL Subsidiary, such corporation shall cease to be an NRL Subsidiary.

                 "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Participant" shall have the meaning provided in Section
2.04(a).

                 "Payment Office" shall mean the office of the Administrative Agent at 1301 Avenue of the Americas, New York, New York, Attention: Mischa Zabotin, or such other office as the Administrative Agent may designate to the Borrower from time to time.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                 "Permitted Acquisitions" shall mean and include (i) expenditures (including the purchase of adjacent land) to expand then existing hotel facilities located in the United States or Canada to the extent owned by the Borrower or any Subsidiary Guarantor on the Initial Borrowing Date or acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed $10,000,000 for all expenditures pursuant to this clause (i); (ii) advances or credit extensions to, or other investments in, any Person owing a hotel property located in the United States or Canada made in connection with the Borrower or any Subsidiary Guarantor obtaining a management contact for such hotel property, in an aggregate amount not to exceed $30,000,000 for all advances, credit extensions and investments pursuant to this clause (ii), with advances, extensions and investments in NRL Subsidiaries in an aggregate amount of up to $5,000,000 to be included as a Permitted Acquisition pursuant to this clause (ii); and (iii) acquisitions (whether by purchase, lease or otherwise, and including expenditures for start-up activities and operations and renovations) of hotel properties (or interests in such properties) located in the United States or Canada and/or interests in (or the making of advances or credit extensions to or investments in) partnerships or limited liability companies owning hotel properties located in the United States or Canada, provided that (x) the only Indebtedness that may be incurred by Holdings, the Borrower and its Subsidiaries to effect a Permitted Acquisition shall be Acquisition Loans and Non-Recourse Debt, and (y) the aggregate amount that may be expended for all Permitted Acquisitions in respect of hotel properties and facilities located in Canada will not exceed $25,000,000.

                 "Permitted Encumbrances" shall mean, with respect to a Real Property constituting part of the Collateral, (i) the liens, encumbrances and other matters disclosed in the Mortgage Policy relating to the Mortgage on such Real Property or "insured over" or "insured around" to the satisfaction of the Collateral Agent in such Mortgage Policy, (ii) such other title and survey exceptions as the Collateral Agent may approve in writing in its reasonable discretion, and (iii) the Permitted Liens, if any, described in Section 8.03(h) affecting such Real Property.

                 "Permitted Liens" shall mean Liens described in Section 8.03.

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                 "Pledge Agreement" shall have the meaning provided in Section 5.01(m)(i).

                 "Pledged Securities" shall mean all the Pledged
Securities as defined in the Pledge Agreement.

                 "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

                 "PSD Interest Period" shall mean an Interest Period commenced prior to the Syndication Date, each of which Interest Periods must satisfy the requirements of Section 1.09(iv).

                 "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                 "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                 "Reference Rate" shall mean the rate which the Administrative Agent establishes from time to time as its reference rate for short term commercial loans in U.S. dollars, the Reference Rate to change when and as such reference rate changes. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

                 "Refinancing" shall have the meaning provided in Section 5.01(k)(vi).

                 "Registration Statement" shall mean the Registration Statement on Form S-1, Registration Number 333-3958 filed by Holdings with the SEC on April 24, 1996, together with the amendments thereto filed on or prior to the Effective Date (copies of which have been delivered to the Banks) and any subsequent amendment thereto reasonably satisfactory to the Administrative Agent.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                 "Reorganization" shall have the meaning provided in Section 5.01(h).

                 "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

                 "Required Banks" shall mean Non-Defaulting Banks whose outstanding Term Loans and Term Commitments, and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans) aggregate more than 50% of the sum of (i) the total outstanding Term Loans and Term Commitments of Non-Defaulting Banks and (ii) the total Revolving Commitments of Non-Defaulting Banks

(or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks).

                 "Reserve" shall mean for any period any cash reserve reasonably taken by the Borrower in good faith and in accordance with GAAP (to the extent applicable thereto) or pursuant to the requirements of any credit agreement binding on the Borrower and/or any Subsidiary in respect of cash payments to be made in future periods relating to Consolidated Capital Expenditures (other than any such Reserve relating to Consolidated Capital Expenditures not permitted to be made in such period as a result of Section 8.06(a)).

                 "Revolving Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Revolving Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

                 "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

                 "Revolving Loan" shall have the meaning provided in Section 1.01(b).

                 "Revolving Note" shall have the meaning provided in Section 1.05(a).

                 "RF Maturity Date" shall mean June 25, 2003.

                 "RF Percentage" shall mean, at any time for each Bank with a Revolving Commitment, the percentage obtained by dividing such Bank's Revolving Commitment by the Total Revolving Commitment, provided that if the Total Revolving Commitment has been terminated, the RF Percentage of each Bank shall be determined by dividing such Bank's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

                 "S&P" shall mean Standard & Poor's Corporation and its successors.

                 "Scheduled Repayment" shall have the meaning provided in
Section 4.02(A)(c).

                 "Scheduled RF Reduction" shall have the meaning provided in
Section 3.03(c).

                 "SEC" shall mean the United States Securities and Exchange Commission.

                 "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                 "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                 "Security Agreement" shall have the meaning provided in
Section 5.01(m)(ii).

                 "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                 "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage, each other Additional Security Document and each security document entered into pursuant to Section 8.02(c).

                 "Shareholders' Agreements" shall have the meaning provided in
Section 5.01(d).

                 "Specified Asset Sale" shall mean and include a sale by the Borrower or any of its Subsidiaries of any assets owned by such Person on the Initial Borrowing Date but shall not include the sale of the Boston Marriott Westborough Hotel.

                 "Specified Subsidiary" shall mean and include at any time each NRD Borrower and each NRL Subsidiary existing at such time.

                 "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                 "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                 "Subsidiary Guarantor" shall mean Capital Corp and each Wholly-Owned Subsidiary that is party to the Subsidiary Guaranty.

                 "Subsidiary Guaranty" shall have the meaning provided in
Section 5.01(l).

                 "Syndication Date" shall mean the earlier of (x) the date which is 60 days after the Initial Borrowing Date and (y) the date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication has been completed.

                 "Tax Sharing Agreement" shall have the meaning provided in
Section 5.01(d).

                 "Taxes" shall have the meaning provided in Section 4.04.

                 "Term Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Term Commitment," as the same may be reduced or terminated pursuant to Section 3.03.

                 "Term Facility" shall mean the Facility evidenced by the Total Term Commitment.

                 "Term Loan" shall have the meaning provided in Section
1.01(a).

                 "Term Note" shall have the meaning provided in Section
1.05(a).

                 "Test Period" shall mean at any time the period (taken as one accounting period) of four consecutive fiscal quarters then last ended, provided that the computation of any amount (e.g. EBITDA) for a Test Period that includes less than four full fiscal quarters commencing on or after the Initial Borrowing Date shall include such amount for the Borrower, Member and their respective Subsidiaries on a combined basis for the portion of such Test Period occurring prior to the Initial Borrowing Date (determined on a basis consistent with the Borrower's and Member's financial statements and the definitions contained herein).

                 "TF Maturity Date" shall mean June 25, 2003.

                 "Total Commitment" shall mean the sum of the Total Term Commitment and the Total Revolving Commitment.

                 "Total Debt Service" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Total Interest Expense and (ii) all scheduled principal payments on Total Indebtedness (including all Scheduled Repayments).

                 "Total Indebtedness" shall mean all Indebtedness for borrowed money of or guaranteed by the Borrower and/or any of its Subsidiaries all as determined on a consolidated basis.

                 "Total Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP.

                 "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Banks.

                 "Total Term Commitment" shall mean the sum of the Term Commitments of each of the Banks.

                 "Transaction" shall include (i) the Reorganization, (ii) the IPO, (iii) the Refinancing, (iv) the Acquisition and (v) if consummated on the Initial Borrowing Date, the Westborough Acquisition.

                 "Transaction Documents" shall mean and include the Acquisition Documents, the Westborough Acquisition Documents (in the event that the Westborough Acquisition is consummated on the Initial Borrowing Date), the Registration Statement and all agreements and documents governing the IPO, all agreements and documents governing the Refinancing (including the CGL Participations) and the Credit Documents.

                 "Two Thirds Banks" shall mean Non-Defaulting Banks whose outstanding Term Loans and Term Commitments, and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans) constitute at least 66-2/3% of the sum of (i) the total outstanding Term Loans and Term Commitments of Non-Defaulting Banks and (ii) the Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks).

                 "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                 "UCC" shall mean the Uniform Commercial Code.

                 "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                 "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

                 "Unutilized Revolving Commitment" for any Bank at any time shall mean the excess of (i) such Bank's Revolving Commitment at such time over
(ii) the sum of the principal amount of Revolving Loans made by such Bank and outstanding at such time and (y) such Bank's RF Percentage of Letter of Credit Outstandings at such time.

                 "Unutilized Total Revolving Commitment" shall mean, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

                 "Westborough Acquisition" shall mean the acquisition by the Borrower of the Boston Marriott Westborough Hotel as provided in the Westborough Acquisition Documents.

                 "Westborough Acquisition Documents" shall mean Agreement to Sell and Purchase, effective as of March 1, 1996, by and between First Allmerica Financial Life Insurance and the Borrower.

                 "Wholly-Owned Subsidiary" shall mean each Subsidiary of the Borrower all of whose capital stock, equity interests and partnership interests are owned directly or indirectly by the Borrower, its officers, stockholders and affiliates but excluding any Subsidiary primarily engaged in the business of issuing insurance and/or insurance policies.

                 "Working Capital Loans" shall mean all Revolving Loans that are not Acquisition Loans.

                 "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                 SECTION 11.  THE ADMINISTRATIVE AGENT.

                 11.01 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Credit Lyonnais as Administrative Agent (such term to include for the purposes of this Section 11 Credit Lyonnais acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Credit Lyonnais as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

                 11.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

                 11.03 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of Holdings or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Holdings or any Subsidiary. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of Holdings to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                 11.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                 11.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 11.06 NON-RELIANCE. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of Holdings or any Subsidiary which may come into the possession of the Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

                 11.07 INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

                 11.08 THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                 11.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks and Holdings. The Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks subject to prior approval by Holdings so long as an Event of Default has not occurred and is continuing (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                 SECTION 12.  MISCELLANEOUS.

                 12.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) in the event (x) that any of the Mortgages are foreclosed in whole or in part or that any of the Mortgages are put into the hands of an attorney for collection, suit, action or foreclosure, (y) of the foreclosure of any mortgage prior to or subsequent to any of the Mortgages in which proceeding the Collateral Agent is made a party, or (z) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Bank, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, obligations (including removal or remedial actions), claims, damages or expenses (including reasonable attorneys' and consultants' fees and disbursements) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any interest in any Real Property (other than as permitted hereunder and/or under the other Credit Documents) is claimed by any other Person, (b) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or
(c) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries of any Real Property with foreign, federal, state and local laws, regulations, ordinances or Environmental Laws (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                 12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the

Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                 12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), (ii) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Bank shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent, and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 1.11 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled matu-rity of the Term Loans or Revolving Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of any amortization payment or other prepayment or the method of any application of any prepayment to the amortization of the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (y) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents) or (z) consent to the assignment or transfer by Holdings and/or the Borrower of any of its rights and obligations under this Agreement.

                 (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Loans and/or Commitments, which does not have to be pro rata among the Facilities, and its rights and obligations hereunder to another Bank that is not a Defaulting Bank or to an Affiliate of such assignor Bank, and (y) any Bank may assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of its Loans and/ or Commitments and its rights and obligations hereunder, which assignment does not have to be pro rata between the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment Agreement, provided that, (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) in the case of clause (y) only, the consent of the Administrative Agent shall be required in connection with any such assignment (such consent not to be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,000 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Bank Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b) the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for

Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                 (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                 (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 12.04 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                 (e) The Administrative Agent shall maintain at its Notice Office a copy of each Assignment Agreement delivered to and accepted by it.

                 12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                 12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                 (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Banks); provided, that except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1995 financial statements delivered to the Banks pursuant to Section 6.10(b), but shall be prepared on a consolidated basis instead of a combined basis and shall not give effect to purchase accounting adjustments required or permitted by APB 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Transaction) and APB 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Transactions).

                 (b) All computations of interest on Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                 12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL CREDIT DOCUMENTS, INCLUDING ALL MORTGAGES, AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, EXCEPT TO THE EXTENT AFORESAID WITH RESPECT TO THE LIENS CREATED BY THE MORTGAGES. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Holdings and the Borrower hereby irrevocably designate, appoint and empower Corporation Service Company, with offices on the date hereof at 375 Hudson Street, New York, New York 10014, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, Holdings and the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the agent under this Agreement. Holdings and the Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Holdings or the Borrower, as the case may be, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings and the Borrower in any other jurisdiction.

                 (b) Holdings and the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                 12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which each of Holdings, the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

                 12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 12.12 AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks (or the Two Thirds Banks if such change or waiver is to Section 4.02(A)(c), provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) affected thereby, (i) extend the final maturity date applicable to a Facility (it being understood that any waiver of the making of, or application of any prepayment of or the method of application of any amortization payment or other prepayment to, the amortization of, the Loans shall not constitute an extension of such final maturity thereof), reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 12.12, or Section 11.07, 12.01, 12.04, 12.06 or 12.07(b), (iv)
reduce the percentage speci-
fied in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 2 or 11 may be amended without the consent of (x) any Letter of Credit
Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

                 12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                 12.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Bank prior to such transfer.

                 12.15 CONFIDENTIALITY. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitments or participation therein (provided that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Bank containing provisions substantially identical to those contained in this Section 12.15), to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or self-regulatory organization or representative of either thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency or, to the extent such organization agrees to be bound by the terms of this Section 12.15, self-regulatory agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by Holdings or any Subsidiary. Holdings and the Borrower hereby agrees that the failure of a Bank to comply with the provisions of this Section 12.15 shall not relieve Holdings or the Borrower of any of the obligations to such Bank under this Agreement and the other Credit Documents.

                 12.16 BANK REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 12.16, to maintain a register (the "Bank Register") on which it will record the names and addresses of the Banks and the

Commitments of, and principal amount of the Loans owing to each, Bank from time to time. The entries in the Bank Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Bank Register as a Bank hereunder for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Bank Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.
The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Bank Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b).
The Bank Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16.

                 12.17 INTEREST. (a) It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement, or any of the other Credit Documents shall ever be construed to create a contract to pay to any Bank for the use, forbearance, or retention of money at a rate in excess of the Highest Lawful Rate applicable to such Bank, and that for purposes hereof, "interest" shall include Banks only to the extent same is included for purposes of determining the Highest Lawful Rate for such Bank, the aggregate of all charges or other consideration which constitute interest under applicable law and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes, or the other Credit Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest for determining the Highest Lawful Rate for each such Bank that is contracted for, taken, reserved, charged, or received by such Bank under the Notes, this Agreement, or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by the law applicable to such Bank, and any excess shall be credited by such Bank on the principal amount of the Indebtedness of the Borrower owed to such Bank and thereafter all other obligations owing such Bank not included in determining "interest" for purposes of the Highest Lawful Rate applicable to such Bank (or, if the principal amount of such Indebtedness and all other such amounts shall have been paid in full, to the extent such interest has been received by a Bank it shall be refunded by such Bank to the Borrower). The provisions of this Section 12.17(a) shall control over all other provisions of this Agreement, the Notes, and the other Credit Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation on the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Credit Documents which are made for the purpose of determining whether such rate or amount exceed the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged, or received.

                 (b) If at any time the effective rate of interest which would otherwise apply to any Indebtedness hereunder or evidenced by any Bank's Notes would exceed the Highest Lawful Rate applicable to such Bank (taking into account the interest rate applicable to such Indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged, or received under this Agreement, such Bank's Notes and the other Credit Documents, or any of them (the "Additional Charges") to, but only to, the extent any of the same constitute interest with respect to such Indebtedness for purposes of determining the Highest Lawful Rate), the effective interest rate to apply to such Indebtedness made by such Bank shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Bank shall not reduce the effective interest rate to apply to such Indebtedness owed to such Bank below the Highest Lawful Rate applicable to such Bank until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the interest rate from time to time applicable to such Indebtedness owed to such Bank had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and the other Credit Documents and if the Banks had collected all Additional Charges called for under this Agreement, the Notes, and the other Credit Documents. If at maturity or final payment of such Bank's Obligations the total amount of interest paid to any Bank hereunder and under the other Credit Documents (including amounts designated as "interest" plus any Additional Charges, and taking into account the limitations of the first sentence of this Section 12.17(b)) is less than the total amount of such "interest" which would have been paid if all amounts were paid as required by this Agreement (without giving effect to this Section 12.17) and the other Credit Documents (the amount of the difference described above, the "Deficiency"), then the Borrower agrees, to the fullest extent permitted by the laws applicable to such Bank, to pay to such Bank an amount equal to the lesser of (i) the difference between (1) the amount of such "interest" which would have accrued on such

Bank's Notes if the Highest Lawful Rate had at all times been in effect, and
(2) the amount of interest actually paid on such Bank's Notes (including amounts designated as "interest" plus any Additional Charges) and (ii) the amount of the Deficiency.

                 12.18 POST-CLOSING ACTIONS. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

                 (a) SURVEY UPDATES. The Borrower or its counsel, on the Initial Borrowing Date, will deliver to the Collateral Agent a list of the survey updates that were not delivered on the Initial Borrowing Date pursuant to Section 5.01(m)(iii)(D), and the Borrower will as promptly as practicable (and in any event no later than 30 days after the Initial Borrowing Date) deliver or cause to be delivered to the Collateral Agent the survey updates referred to in such letter.

                 (b) HUNTINGTON JUDGMENT. The Borrower will, and will cause Interstone/Huntington Partnership, L.P. to, take all actions necessary and appropriate to fully execute and foreclose on the Huntington Judgment within 90 days after the Initial Borrowing Date, or within such longer period as shall be necessary to complete such process, provided that the Borrower demonstrates to the satisfaction of the Collateral Agent that the execution of and foreclosure on the Huntington Judgment is being pursued with all diligence.

                 (c) DELIVERY OF MELVILLE DOCUMENTS. Promptly upon the execution and foreclosure on the Huntington Judgment, the Borrower will deliver or cause to be delivered to the Collateral Agent executed originals of the Melville Documents.

                 (d) ZONING CONFIRMATIONS. The Borrower agrees to use its reasonable efforts to obtain confirmation from the relevant municipal authority that each Mortgage Property is in compliance with local zoning requirements.

          All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent but only to the extent necessary to effect the foregoing.

          SECTION 13.  GUARANTY.

          13.01 THE GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, Holdings hereby agrees with the Banks as follows: Holdings hereby, unconditionally and irrevocably, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Banks. If any or all of the indebtedness of the Borrower to the Banks becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Banks, or order, on demand, together with any and all expenses which may be incurred by the Agent or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 13 in its most comprehensive sense and includes any and all advances, debts, obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower arising in connection with this Agreement or any other Credit Document or under any Interest Rate Agreement with an Interest Rate Creditor (as such term is defined in the Security Documents), in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          13.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Banks whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.05, and unconditionally promises to pay such indebtedness to the Banks, or order, on demand, in lawful money of the United States.

          13.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Banks on the indebtedness which the Administrative Agent or such Banks repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. This Guaranty is a guaranty of payment and not a guaranty of collectibility.

          13.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          13.05 AUTHORIZATION. Holdings authorizes the Administrative Agent and the Banks without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this guaranty or the indebtedness and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Banks in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

          13.06 RELIANCE. It is not necessary for the Administrative Agent or the Banks to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07 SUBORDINATION. Any indebtedness of the Borrower now or hereafter held by Holdings is hereby subordinated to the indebtedness of the Borrower to the Administrative Agent and the Banks; and such indebtedness of the Borrower to Holdings, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings as trustee for the Banks and be paid over to the Banks on account of the indebtedness of the Borrower to the Banks, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          13.08 WAIVER. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Banks to (a) proceed against the Borrower, any other guarantor or any other party, (b) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (c) pursue any other remedy in the Administrative Agent's or the Banks' power whatsoever. Holdings waives any defense based on or arising out of any defense of the

Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Administrative Agent and the Banks may, at their election, foreclose on any security held by the Administrative Agent or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Banks may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Administrative Agent and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Administrative Agent and the Banks shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          13.09 LIMITATION ON ENFORCEMENT. The Banks agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no Bank shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Banks upon the terms of this Agreement and any Security Document. The Banks further agree that the Guaranty may not be enforced against any director, officer, employee or stockholder of Holdings.


                                  *    *    *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ADDRESS:                          INTERSTATE HOTELS COMPANY

Foster Plaza 10
680 Andersen Drive
Pittsburgh, Pennsylvania 15220    By /s/ J. William Richardson
Attn:  Marvin I. Droz               -------------------------------
Tel:  (412) 937-3304                Title: Executive Vice President
Fax:  (412) 937-3265


Foster Plaza 10                   INTERSTATE HOTELS CORPORATION
680 Andersen Drive
Pittsburgh, Pennsylvania 15220
Attn:  Marvin I. Droz
Tel:  (412) 937-3304              By /s/ J. William Richardson
Fax:  (412) 937-3265                -------------------------------
                                    Title: Executive Vice President


                                  CREDIT LYONNAIS NEW YORK BRANCH,
                                  Individually and as Administrative Agent



                                  By /s/ Joseph A. Asciolla
                                     ------------------------------
                                     Title: Vice President

                                                                         ANNEX I



                                  COMMITMENTS


                                         TERM       REVOLVING
                 NAME OF BANK         COMMITMENT    COMMITMENT
 ---------------------------------   ------------  ------------
 Credit Lyonnais New York Branch     $195,000,000  $100,000,000






 ---------------------------------   ------------  ------------
 TOTALS                              $195,000,000  $100,000,000

                                                                        ANNEX II




                                 BANK ADDRESSES



BANK                                       ADDRESS
CREDIT LYONNAIS                   1301 Avenue of the Americas
  NEW YORK BRANCH                 New York, NY  10019
                                  Telephone No:  212-261-7872
                                  Facsimile No:  212-261-7890
                                  Attention:  Mischa Zabotin

                                                                       ANNEX III
                                                                       ---------


                             LIST OF SUBSIDIARIES*/
                             --------------------


1.       INTERSTATE HOTELS COMPANY

                 Interstate Hotels Corporation
                 IHC Capital Corporation


2.       IHC CAPITAL CORPORATION

                 None


3.       INTERSTATE HOTELS CORPORATION

                 IHC Member Corporation
                 Colony Hotels and Resorts Company
                 Northridge Insurance Company
                 IHC/Interstone Corporation
                 IHC/Colorado Springs Corporation
                 IHC/Lisle Corporation
                 IHC/Huntington Corporation
                 IHC/Houston Corporation
                 IHC/Williamsburg Corporation
                 IHC/Denver Corporation
                 IHC/Conshohocken Corporation
                 IHC/Atlanta Corporation
                 IHC/CG Portfolio Corporation
                 IHC/Interstone Partnership, L.P. (99% LP interest) IHC/Interstone Partnership II, L.P. (99% LP interest) Crossroads Hospitality Company, L.L.C.
                   (75% voting/99% distribution)
                 Continental Design & Supplies Company, L.L.C.
                   (75% voting/99% distribution)


__________________________________

*/ 100% direct ownership unless otherwise indicated. Minority interests are owned by Subsidiaries of Holdings as indicated on Annex D to the Pledge Agreement, unless otherwise indicated on said Annex.

                                                                       ANNEX III
                                                                          Page 2



                 IHC Services Company L.L.C. (75% voting/99% distribution) IHC/Pittsburgh Partnership L.P. (92.2327% GP interest,
                   6.7673% LP)
                 HMG Beverage, Inc.
                 Hilltop Equipment Leasing Company, L.P. (99% GP interest)


4.       IHC MEMBER CORPORATION

                 Interstone Partners I L.P. (.5% GP interest/74.5% LP interest)


5.       COLONY HOTELS AND RESORTS COMPANY

                 CHR Services Company L.L.C. (75% voting/99% distribution) Colony International Management Company L.L.C.
                   (75% voting/99% distribution)


6.       COLONY INTERNATIONAL MANAGEMENT COMPANY L.L.C.

                 CHR Consulting Company L.L.C. (75% voting/99% distribution)


7.       CROSSROADS HOSPITALITY COMPANY, L.L.C.

                 Crossroads Hospitality Tenant Company L.L.C.
                   (75% voting/99% distribution)


8.       IHC/INTERSTONE CORPORATION

                 None


9.       NORTHRIDGE INSURANCE COMPANY

                 None

                                                                       ANNEX III
                                                                          Page 3




10.      IHC/COLORADO SPRINGS CORPORATION

                 None


11.      IHC/LISLE CORPORATION

                 None


12.      IHC/HUNTINGTON CORPORATION

                 None


13.      IHC/HOUSTON CORPORATION

                 None


14.      IHC/WILLIAMSBURG CORPORATION

                 None


15.      IHC/DENVER CORPORATION

                 None


16.      IHC/CONSHOHOCKEN CORPORATION

                 None


17.      IHC/ATLANTA CORPORATION

                 None

                                                                       ANNEX III
                                                                          Page 4





18.      IHC/CG PORTFOLIO CORPORATION

                 None


19.      CONTINENTAL DESIGN & SUPPLIES COMPANY, L.L.C.

                 None


20.      IHC SERVICES COMPANY L.L.C.

                 None


21.      CHR SERVICES COMPANY L.L.C.

                 None


22.      CHR CONSULTING COMPANY L.L.C.

                 None


23.      CROSSROADS HOSPITALITY TENANT COMPANY L.L.C.

                 None



24.      IHC/INTERSTONE PARTNERSHIP, L.P.

                 None

                                                                       ANNEX III
                                                                          Page 5




25.      INTERSTONE PARTNERS I L.P.

                 None


26.      INTERSTONE PARTNERS II L.P.

                 None


27.      INTERSTONE PARTNERS III L.P.

                 Interstone/Lisle Partnership, L.P. (63.697% LP interest) Huntington Hotel Partners, L.P. (53.787% LP interest) Interstone/Houston Partnership, L.P. (67.353% LP interest) Interstone/Williamsburg Partnership, L.P. (53.787% LP interest) Interstone/Conshohocken Partnership, L.P. (53.787% LP interest) Interstone/Atlanta Partnership, L.P. (53.787% LP interest)


28.      INTERSTONE PARTNERS IV L.P.

                 None


29.      COLORADO SPRINGS MASTER INTERSTONE L.P.

                 Interstone/Colorado Springs Partnership, L.P.
                   (99% LP interest)


30.      IHC/INTERSTONE PARTNERSHIP II, L.P.

                 Interstone Three Partners I L.P. (51% LP interest) Interstone Three Partners III L.P. (51% LP interest) Interstone Three Partners III L.P. (51% LP interest) Interstone Three Partners IV L.P. (51% LP interest)

                                                                       ANNEX III
                                                                          Page 6




31.      INTERSTONE TWO PARTNERS I L.P.

                 None


32.      INTERSTONE TWO PARTNERS II L.P.

                 None


33.      INTERSTONE TWO PARTNERS III L.P.

                 None


34.      INTERSTONE TWO PARTNERS IV L.P.

                 None


35.      INTERSTONE THREE PARTNERS I L.P.

                 None


36.      INTERSTONE THREE PARTNERS II L.P.

                 None


37.      INTERSTONE THREE PARTNERS III L.P.

                 None


38.      INTERSTONE THREE PARTNERS IV L.P.

                 None

                                                                       ANNEX III
                                                                          Page 7





40.      HILLTOP EQUIPMENT LEASING COMPANY, L.P.

                 None


41.      INTERSTONE/CGL PARTNERS, L.P.

                 None

                                                                        ANNEX IV
                                                                        --------


                                REAL PROPERTIES
                                ---------------


A.       OWNED PROPERTIES
         ----------------

Hotel                                                      Location
- -----                                                      --------
Warner Center Marriott                                     Woodland Hills, CA
Colorado Springs Marriott                                  Colorado Springs, CO
Denver Hilton South                                        Greenwood Village, CO
Ft. Lauderdale Airport Hilton                              Dania, FL
Atlanta Marriott North Central                             Atlanta, GA
Lisle Radisson                                             Lisle, IL
Schaumberg Embassy Suites                                  Schaumburg, IL
Boston Marriott Andover                                    Andover, MA
Huntington Hilton                                          Melville, NY
Philadelphia Marriott West                                 West Conshohocken, PA
Marriott Suites at Valley Forge                            Valley Forge, PA
Houston Marriott North at Greenspoint                      Houston, TX
Tysons Corner Marriott                                     Tysons Corner, VA
Fort Magruder Inn and Conference Center                    Williamsburg, VA

[* For all of the above owned properties, see attached chart depicting the ownership interest for each Subsidiary.]


B.       LEASED PROPERTIES
         -----------------

Hotel                                                      Location
- -----                                                      --------
Harrisburg Marriott                                        Harrisburg, PA
Arcata Super 8 Motel                                       Arcata, CA
Flagstaff Super 8 Motel                                    Flagstaff, AZ
Indio Super 8 Motel                                        Indio, CA
Poplar Bluff Super 8                                       Poplar Bluff, MO
Red Bluff Super 8 Motel                                    Red Bluff, CA
Rock Falls Super 8                                         Rock Falls, IL
Super 8 Mission Bay                                        San Diego, CA
Selma Super 8 Motel                                        Selma, CA
Miner/Sikeston Super 8                                     Sikeston, MO
Somerset Super 8                                           Somerset, KY
Willows Super 8 Motel                                      Willows, CA
Yucca Valley Super 8 Motel                                 Yucca Valley, CA

                                                                                                    ATTACHMENT
                                                                                                        to
                                                                                                     Annex IV
                                                                                                    ----------
                                            OWNED PROPERTIES - OWNERSHIP INTEREST
                                            -------------------------------------


1.       Warner Center Marriott
         ----------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       74% LP Interest

2.       Colorado Springs Marriott
         -------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

3.       Denver Hilton South
         -------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       89% LP Interest

4.       Ft. Lauderdale Airport Hilton
         -----------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       74% LP Interest

5.       Atlanta Marriott North Central
         ------------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

6.       Lisle Radisson
         --------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

7.       Schaumberg Embassy Suites
         -------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       74% LP Interest

8.       Boston Marriott Andover
         -----------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       74% LP Interest

                                                                                                    ATTACHMENT
                                                                                                        Page 2
9.       Huntington Hilton
         -----------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

10.      Philadelphia Marriott West
         --------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

11.      Marriott Suites at Valley Forge
         -------------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       74% LP Interest

12.      Houston Marriott North at Greenspoint
         -------------------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

13.      Tysons Corner Marriott
         ----------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       74% LP Interest

14.      Fort Magruder Inn and Conference Center
         ---------------------------------------
                 IHC/CG Portfolio Corp                                                              1% GP Interest
                 Interstone Partners I, L.P.                                                       99% LP Interest

                                                                         ANNEX V
                                                                         -------

                             EXISTING INDEBTEDNESS
                             ---------------------


1. Payment obligations of Interstate Hotels Corporation and Colony Acquisition Corporation in the original principal sum of $1,000,000 pursuant to that certain Asset Purchase Agreement, dated May 31, 1994, by and among Colony Hotels & Resorts, Inc., Radisson Hotels International, Inc., Colony Acquisition Corporation and Interstate Hotels Corporation. Balance as of 6/30/96 is $600,000.00; $200,000 per year due January 1; last payment 1/1/99. No interest.

2. $100,000,000 Loan Agreement, dated as of December 19, 1995, between Interstone/CGL Partners L.P. and Credit Lyonnais, New York Branch, under which an aggregate principal amount of $99,375,000 is outstanding on the Effective Date.

3. $20,000,000 Loan Agreement, dated as of December 15, 1995, between Interstone/CGL Partners L.P. and Credit Lyonnais, New York Branch, under which an aggregate principal amount of $19,875,000 is outstanding on the Effective Date.

4. Guaranty of Crossroads Hospitality Company, L.L.C. of the obligations of Crossroads Hospitality Tenant Company, L.L.C. to Host Funding, Inc. as described in that certain Master Agreement dated as of April 1, 1996, as more fully described on page 51 of the Registration Statement.

                                                                        ANNEX VI
                                                                        --------


                                 Existing Liens
                                 --------------

A.  UCC-1s
    ------

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
110 Huntington Associates     New York: SOS            220816                10/31/94           Colonial Pacific    Equipment lease
d/b/a Huntington Hilton                                                                         Leasing

110 Huntington Associates     New York: SOS            161762                08/09/95           Greyrock Capital    Equipment lease
d/b/a Huntington Hilton                                                                         Group

110 Huntington Associates     New York: SOS            194646                09/22/94           Advanta Leasing     Equipment lease
d/b/a Huntington Hilton                                                                         Corp.

110 Huntington Associates     New York: Suffolk Co.    15650                 09/26/94           SFR Funding         Equipment lease
d/b/a Huntington Hilton

110 Huntington Associates     New York: Suffolk Co.    02136                 02/06/92           Vendor Funding      Camera
d/b/a Huntington Hotel                                                                          Co., Inc.           equipment

110 Huntington Associates     New York: Suffolk Co.    18077                 10/30/95           MCS Business        Copier lease
d/b/a Huntington Hotel                                                                          Machines

Andover Marriott              Massachusetts: SOS       223758                3/25/94            Ecolab Inc.         Glasswasher
                                                                                                                    lease

Andover Marriott              Massachusetts: SOS       378142                3/28/96            Pitney Bowes        Pitney Bowes
                                                                                                Credit              equipment lease
                                                                                                Corporation

Boston Marriott Andover       Massachusetts: SOS       038194                07/19/91           GE Capital          Equipment

Carlin Atlas Holding Co.      New York: SOS            149126                07/24/95           The Manifest        Equipment lease
Inc. d/b/a Huntington                                                                           Group
Hilton

Carlin Atlas Holding Co.      New York: SOS            259684                12/16/91           Colonial Pacific    Equipment lease
Inc. d/b/a Huntington                                                                           Leasing
Hilton

Cigna Investments, Inc.       Florida: Broward Co.     95-25-071             06/14/95           Federal Sign,       Equipment lease
d/b/a Ft. Lauderdale                                                                            Division of
Airport Hilton                                                                                  Federal Signal
                                                                                                Corporation

Cigna Investments, Inc.       Florida: SOS             950000116318          06/09/95           Federal Sign,       Equipment lease
d/b/a Ft. Lauderdale                                                                            Division of
Airport Hilton                                                                                  Federal Signal
                                                                                                Corp.

Cigna Investments, Inc.       Florida: SOS             930000139042          07/02/93           Federal Sign,       Equipment lease
d/b/a Ft. Lauderdale                                                                            Div. Federal
Airport Hilton                                                                                  Signal Corp.

                                                                        ANNEX VI
                                                                          Page 2

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Colony Hotels & Resorts       Hawaii: SOS              95-080695             06/20/95           Hawkins Audio       Equipment
Inc.                                                                                            Engineers

Colony Hotels & Resorts       Hawaii: SOS              95-080694             06/20/95           Kanaloa at Kona     Telecommun-
Inc.                                                                                            Rental Program      ications
                                                                                                                    equipment

Fort Magruder Inn and         Virginia: James City     15096,                03/14/88           General Electric    Equipment
Conference Center             Co.                      continuation filed                       Credit Corp.
                                                       12/10/92, #17487

Huntington Hilton             New York: SOS            269595                12/30/92           Copelco Credit      Copier & fax
                                                                                                Corp.               lease

Huntington Hilton             New York: Suffolk Co.    16449                 10/07/94           American Classic    2 freezers on
                                                                                                Specialties         loan

Huntington Hilton             New York: Suffolk Co.    05794                 04/08/93           Westrock Ice        One pushcart
                                                                                                Cream Corp.         with umbrella

Interstate Hotel Corp.        California: SOS          9520060541            07/14/95           Adohr Farms,        Ice cream
                                                                                                Inc.                freezer

Interstate Hotels             Pennsylvania:            04706                 07/13/94           Xerox               Copier &
                              Allegheny Co.                                                     Corporation         accessories
                              Prothonotary                                                                          lease

Interstate Hotels             Pennsylvania:            03013                 04/27/92           Xerox               Copier &
                              Allegheny Co.                                                     Corporation         accessories
                              Prothonotary                                                                          lease

Interstate Hotels             Pennsylvania: SOS        20860509              06/02/92           Xerox               Copier &
                                                                                                Corporation         accessories
                                                                                                                    lease

Interstate Hotels Corp.       Florida: SOS             940000006438          01/10/94           Xerox               Copier &
                                                                                                Corporation         accessories
                                                                                                                    lease

Interstate Hotels Corp.       Pennsylvania:            08295                 10/03/91           Xerox               Copier &
                              Allegheny Co.                                                     Corporation         accessories
                              Prothonotary                                                                          lease

Interstate Hotels Corp.       Pennsylvania:            08889                 10/25/91           Xerox               Copier &
                              Allegheny Co.                                                     Corporation         accessories
                              Prothonotary                                                                          lease

Interstate Hotels Corp.       Pennsylvania:            04613                 06/22/92           Xerox               Copier &
                              Allegheny Co.                                                     Corporation         accessories
                              Prothonotary                                                                          lease

Interstate Hotels Corp.       Pennsylvania: SOS        20191577              10/25/91           Xerox               Copier &
                                                                                                Corporation         accessories
                                                                                                                    lease

                                                                        ANNEX VI
                                                                          Page 3

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstate Hotels Corp.       Pennsylvania: SOS        21050278              07/30/92           Xerox               Copier &
                                                                                                Corporation         accessories
                                                                                                                    lease

Interstate Hotels Corp.       Pennsylvania: SOS        20191575              10/25/91           Xerox               Copier &
                                                                                                Corporation         accessories
                                                                                                                    lease

Interstate Hotels             California: SOS          94185438              09/08/94           National            Equipment lease
Corporation                                                                                     Westminster Bank
                                                                                                USA, as Agent

Interstate Hotels             Florida: SOS             91000019876           09/16/91           First Interstate    Equipment lease
Corporation                                                                                     Bank

Interstate Hotels             Pennsylvania:            15480,                11/30/87           Equitable Life      Music equipment
Corporation                   Allegheny Co.            continuation filed                       Leasing
                              Prothonotary             11/12/92                                 Corporation

Interstate Hotels             Pennsylvania:            15481,                11/30/87           Equitable Life      Television
Corporation                   Allegheny Co.            continuation filed                       Leasing             equipment
                              Prothonotary             11/12/92                                 Corporation

Interstate Hotels             Pennsylvania:            15191-87,             11/23/87           Equitable Life      Television
Corporation                   Allegheny Co.            continuation filed                       Leasing             system
                              Prothonotary             11/5/92                                  Corporation

Interstate Hotels             Pennsylvania:            15193-87,             11/23/87           Equitable Life      Television
Corporation                   Allegheny Co.            continuation filed                       Leasing             system
                              Prothonotary             11/5/92                                  Corporation

Interstate Hotels             Pennsylvania:            15194-87,             11/23/87           Equitable Life      Music equipment
Corporation                   Allegheny Co.            continuation filed                       Leasing
                              Prothonotary             11/5/92                                  Corporation

Interstate Hotels             Pennsylvania:            15192-87,             11/28/92           Equitable Life      Television
Corporation                   Allegheny Co.            continuation filed                       Leasing             equipment
                              Prothonotary             11/5/92                                  Corporation

Interstate Hotels             Pennsylvania:            95-007891             11/29/95           Mellon Bank,        Licenses and
Corporation                   Allegheny Co.                                                     N.A.                permits with
                              Prothonotary                                                                          respect to land
                                                                                                                    parcel and
                                                                                                                    Marriott in
                                                                                                                    Providence, RI

Interstate Hotels             Pennsylvania:            15918,                12/10/87           Equitable Life      Property lease
Corporation                   Allegheny Co.            continuation filed                       Leasing
                              Prothonotary             11/12/92                                 Corporation

                                                                        ANNEX VI
                                                                          Page 4

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstate Hotels             Pennsylvania:            05916                 07/11/91           OCM Lease           Equipment
Corporation                   Allegheny Co.                                                     Corporation
                              Prothonotary                                                      Assignee:  Mid
                                                                                                American Bank &
                                                                                                Trust Co.

Interstate Hotels             Pennsylvania:            16167,                12/17/87           Equitable Life      Property/
Corporation                   Allegheny Co.            continuation filed                       Leasing             equipment lease
                              Prothonotary             11/12/92                                 Corporation

Interstate Hotels             Pennsylvania: SOS        24930467              11/29/95           Mellon Bank,        Licenses &
Corporation                                                                                     N.A.                permits with
                                                                                                                    respect to land
                                                                                                                    parcel and
                                                                                                                    Marriott in
                                                                                                                    Providence, RI

Interstate Hotels             Pennsylvania: SOS        14322152,             06/06/86           Equitable Life      Telephone
Corporation                                            continuation filed                       Leasing             System
                                                       3/4/91, $19460394

Interstate Hotels             Pennsylvania: SOS        19801222              06/20/91           OCM Lease           Equipment
Corporation                                                                                     Corporation
                                                                                                Assignee:
                                                                                                MidAmerican Bank
                                                                                                & Trust

Interstate Hotels             Pennsylvania: SOS        15780479,             11/23/87           Equitable Life      Equipment lease
Corporation                                            continuation filed                       Leasing
                                                       11/5/95, #21341178                       Corporation

Interstate Hotels             Pennsylvania: SOS        18390391,             04/06/90           ELLCO Leasing       Equipment lease
Corporation                                            continuation filed                       Corporation
                                                       11/23/95,
                                                       #23920804

Interstate Hotels             Pennsylvania: SOS        18021652,             12/20/89           ELLCO Leasing       Equipment lease
Corporation                                            continuation filed                       Corporation
                                                       11/22/95,
                                                       #23731727

Interstate Hotels             Florida: SOS             910000198976          09/16/91           First Interstate    Equipment lease
Corporation #10                                                                                 Bank

Interstate Hotels             Florida: SOS             910000198974          09/16/91           First Interstate    Equipment lease
Corporation #10                                                                                 Bank

Interstate Hotels             Florida: SOS             910000198970          09/16/91           First Interstate    Equipment lease
Corporation #10                                                                                 Bank

                                                                        ANNEX VI
                                                                          Page 5

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstate Hotels             Pennsylvania: SOS        15071502              03/18/87           Dollar Bank         Contract and
Corporation #11                                                                                 Federal Savings     possessory
                                                                                                Bank                rights under
                                                                                                                    6/6/80 Lease
                                                                                                                    Agreement

Interstate Hotes              Pennsylvania: SOS        24290481              05/16/95           BRE/Trumbull        Partnership
Corporation #103                                                                                L.L.C.              distributions

Interstone/CGL Partners       California: Los          96-544403             04/04/96           Credit Lyonnais     Blanket; 4
L.P.                          Angeles Co.                                                       New York Branch     parcels in Los
                                                                                                                    Angeles, CA

Interstone/CGL Partners       California: SOS          9605260183            02/20/96           Credit Lyonnais     Blanket; land
L.P.                                                                                            New York Branch     parcels in Los
                                                                                                                    Angeles

Interstone/CGL Partners       California: SOS          96095C02O5            04/03/96           Credit Lyonnais     Blanket; land
L.P.                                                   Amendment to                             New York Branch     parcels in Los
                                                       9605260183                                                   Angeles

Interstone/CGL Partners       Florida: Broward Co.     24696940 Amendment    04/03/96           Credit Lyonnais     Blanket; 4 land
L.P.                                                   to 24379729                              New York Branch     parcels in
                                                                                                                    Broward County,
                                                                                                                    FL, 6 land
                                                                                                                    parcels in Cook
                                                                                                                    County, IL; one
                                                                                                                    parcel in
                                                                                                                    Andover, Essex
                                                                                                                    County, MA; one
                                                                                                                    parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA; one parcel
                                                                                                                    in Fairfax
                                                                                                                    County, VA

                                                                        ANNEX VI
                                                                          Page 6

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstone/CGL Partners       Florida: Broward Co.     24379729              01/16/96           Credit Lyonnais     Blanket; 4 land
L.P.                                                                                            New York Branch     parcels in
                                                                                                                    Broward County,
                                                                                                                    FL, 6 land
                                                                                                                    parcels in Cook
                                                                                                                    County, IL; one
                                                                                                                    parcel in
                                                                                                                    Andover, Essex
                                                                                                                    County, MA; one
                                                                                                                    parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA; one parcel
                                                                                                                    in Fairfax
                                                                                                                    County, VA

Interstone/CGL Partners       Florida: SOS             950000256107          12/22/95           Credit Lyonnais     Blanket; 4 land
L.P.                                                                                            New York Branch     parcels in
                                                                                                                    Broward County,
                                                                                                                    FL, 6 land
                                                                                                                    parcels in Cook
                                                                                                                    County, IL; one
                                                                                                                    parcel in
                                                                                                                    Andover, Essex
                                                                                                                    County, MA; one
                                                                                                                    parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA; one parcel
                                                                                                                    in Fairfax
                                                                                                                    County, VA

Interstone/CGL Partners       Florida: SOS             960000068002          04/03/96           Credit Lyonnais     Blanket; 4 land
L.P.                                                   Amendment to                             New York Branch     parcels in
                                                       950000256107                                                 Broward County,
                                                                                                                    FL, 6 land
                                                                                                                    parcels in Cook
                                                                                                                    County, IL; one
                                                                                                                    parcel in
                                                                                                                    Andover, Essex
                                                                                                                    County, MA; one
                                                                                                                    parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA; one parcel
                                                                                                                    in Fairfax
                                                                                                                    County, VA

                                                                        ANNEX VI
                                                                          Page 7

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstone/CGL Partners       Illinois: Cook Co.       96U01530              02/05/96           Credit Lyonnais     Blanket; 6 land
L.P.                                                                                            New York Branch     parcels in Cook
                                                                                                                    County, IL

Interstone/CGL Partners       Illinois: Cook Co.       96U04260 Amendment    04/03/96           Credit Lyonnais     Blanket; 6 land
L.P.                                                   to 96U01530                              New York Branch,    parcels in Cook
                                                                                                for itself and      County, IL
                                                                                                as agent

Interstone/CGL Partners       Illinois: SOS            3525255 Amendment     04/03/96           Credit Lyonnais     Blanket; 6 land
L.P.                                                   to 3485270                               New York Branch,    parcels in Cook
                                                                                                for itself and      County, IL
                                                                                                as agent

Interstone/CGL Partners       Illinois: SOS            3485270               12/22/95           Credit Lyonnais     Blanket; 6 land
L.P.                                                                                            New York Branch     parcels in Cook
                                                                                                                    County, IL

Interstone/CGL Partners       Massachusetts: North     7868                  04/02/96           Credit Lyonnais     Blanket; 2 land
L.P.                          Essex Co.                                                         New York Branch,    parcels in
                                                                                                for itself and      Andover, Essex
                                                                                                as agent            County, MA

Interstone/CGL Partners       Massachusetts: SOS       379988 Amendment      04/04/96           Credit Lyonnais     Blanket; 2 land
L.P.                                                   to 363692                                New York Branch,    parcels in Cook
                                                                                                for itself and      Co., IL
                                                                                                as agent

Interstone/CGL Partners       Massachusetts: SOS       363692                01/17/96           Credit Lyonnais     Blanket; 2 land
L.P.                                                                                            New York Branch     parcels in Cook
                                                                                                                    Co., IL

Interstone/CGL Partners       New York: SOS            066298                04/02/96           Credit Lyonnais     Blanket; 4 land
L.P.                                                                                            New York Branch,    parcels in
                                                                                                for itself and      Broward County,
                                                                                                as agent            FL, 6 land
                                                                                                                    parcels in Cook
                                                                                                                    County, IL; 2
                                                                                                                    parcels in
                                                                                                                    Andover, Essex
                                                                                                                    County, MA; one
                                                                                                                    parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA; one parcel
                                                                                                                    in Fairfax
                                                                                                                    County, VA

                                                                        ANNEX VI
                                                                          Page 8

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstone/CGL Partners       Pennsylvania: Chester    Amendment to ST96-    04/03/96           Credit Lyonnais     Blanket; one
L.P.                          Co. Prothonotary         118                                      New York Branch     land parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA

Interstone/CGL Partners       Pennsylvania: Chester    4016-41 Amendment     04/09/96           Credit Lyonnais     Blanket; one
L.P.                          Co. Recorder of Deeds    to 3983-2171                             New York Branch,    parcel in
                                                                                                for itself and      Chester County,
                                                                                                as agent            PA

Interstone/CGL Partners       Pennsylvania: Chester    ST96-118              01/17/96           Credit Lyonnais     Blanket; one
L.P.                          Co. Prothonotary                                                  New York Branch     land parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA

Interstone/CGL Partners       Pennsylvania: Chester    3983-2171             01/16/96           Credit Lyonnais     Blanket; one
L.P.                          Co. Recorder of Deeds                                             New York Branch     parcel in
                                                                                                                    Chester County,
                                                                                                                    PA

Interstone/CGL Partners       Pennsylvania: SOS        25001627              12/22/95           Credit Lyonnais     Blanket; one
L.P.                                                                                            New York Branch     land parcel in
                                                                                                                    Tredyffrin,
                                                                                                                    Chester County,
                                                                                                                    PA

Interstone/CGL Partners       Pennsylvania: SOS        25320915 Amendment    04/03/96           Credit Lyonnais     Blanket; one
L.P.                                                   to 25001627                              New York Branch,    land parcel in
                                                                                                for itself and      Tredyffrin,
                                                                                                as agent            Chester County,
                                                                                                                    PA

Interstone/CGL Partners       Virginia: Fairfax Co.    96-000305             1/16/96            Credit Lyonnais     Blanket; one
L.P.                                                                                            New York Branch     parcel in
                                                                                                                    Fairfax, VA

Interstone/CGL Partners       Virginia: Fairfax Co.    96-003740             4/3/96             Credit Lyonnais     Blanket; one
L.P.                                                   Amendment to 96-                         New York Branch     parcel in
                                                       305                                                          Fairfax, VA

Interstone/CGL Partners       Virginia: SOS            9512277707            12/27/95           Credit Lyonnais     Blanket; one
L.P.                                                                                            New York Branch     parcel in
                                                                                                                    Fairfax, VA

Interstone/CGL Partners       Virginia: SOS            9604037801            04/03/96           Credit Lyonnais     Blanket; one
L.P.                                                   Amendment to                             New York Branch,    parcel in
                                                       951227707                                for itself and      Fairfax, VA
                                                                                                as agent

                                                                        ANNEX VI
                                                                          Page 9

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Interstone/Denver             Colorado: SOS            952047509             06/22/95           General Electric    Equipment,
Partnership, L.P.                                                                               Capital             machinery
                                                                                                Corporation

Preferred Property Fund 82    Colorado: Arapahoe       C0349709              06/30/95           General Electric    Equipment
(1st debtor) d/b/a Denver     Co.                                                               Capital
Hilton South (2nd debtor)                                                                       Corporation

Preferred Property Fund 82    Colorado: Arapahoe       C296320               Filed              New England         Equipment
(1st debtor) d/b/a Denver     Co.                                            02/09/87           Capital             lease
Hilton South (2nd debtor)                                                    Amended            Corporation
                                                                             02/26/87
                                                                             Continued
                                                                             01/31/92

Preferred Property Fund 82    Colorado: SOS            922025541             04/13/92           Phoenix Income      Equipment lease
(1st debtor) d/b/a Denver                                                                       Fund, L.P.
Hilton South (2nd debtor)

Preferred Property Fund 82    Colorado: SOS            952035463             05/10/95           General Electric    Equipment
(1st debtor) d/b/a Denver                                                                       Capital
Hilton South (2nd debtor)                                                                       Corporation

Preferred Property Fund 82    Colorado: SOS            952035462             05/10/95           General Electric    Equipment
(1st debtor) d/b/a Denver                                                                       Capital
Hilton South (2nd debtor)                                                                       Corporation

Preferred Property Fund 82    Colorado: SOS            922028616             04/23/92           Phoenix Income      Equipment lease
(1st debtor) d/b/a Denver                                                                       Fund, L.P.
Hilton South (2nd debtor)

Preferred Property Fund 82    Colorado: SOS            932010848             02/09/93           Phoenix Leasing     Equipment lease
(1st debtor) d/b/a Denver                                                                       Cash Distri-
Hilton South (2nd debtor)                                                                       bution Fund IV,
                                                                                                a California
                                                                                                Limited
                                                                                                Partnership

Tower Bridge Land Holdings    Pennsylvania: SOS        20220711              11/04/91           Hawthorne Direct    Equipment lease
III, Interstate/                                                                                Leasing, Inc.
Conshohocken Assoc. Ltd.,
Managing General Partners
of Tower Bridge Land
Holdings Interstate Hotels
Corporation #117

                                                                        ANNEX VI
                                                                         Page 10

- ------------------------------------------------------------------------------------------------------------------------------------
Debtor                        Jurisdiction             File Number           Filing Date        Secured Party       Lien(s)
- ------------------------------------------------------------------------------------------------------------------------------------
Tysons Corner Marriott        Virginia: SOS            900720625,            07/12/90           NTFC Capital        Machinery and
                                                       continuation filed                       Corporation         equipment
                                                       11/14/94,                                (formerly
                                                       #941147521                               Northern Telecom
                                                                                                Finance Corp)

Warner Center Marriott        California: SOS          89121784,             05/15/89           MarCap              Equipment
                                                       continuation filed                       Corporation
                                                       2/18/94

Warner Center Marriott        California: Los          86-742276,            06/13/86           BancBoston          Telephone
Hotel Limmited Partnership    Angeles Co.              continuation filed                       Leasing Inc.        equipment lease
                                                       4/29/91


B.  MORTGAGES

1. Deed of Trust, dated December 15, 1995, between Interstone/CGL Partners, L.P. (mortgagor) and Credit Lyonnais New York Branch (mortgagee), relating to the Warner Center Marriott located in Woodland Hills, California.

2. Mortgage, dated December 15, 1995, between Interstone/CGL Partners, L.P. (mortgagor) and Credit Lyonnais New York Branch (mortgagee), relating to the Ft. Lauderdale Airport Hilton located in Ft. Lauderdale, Florida.

3. Mortgage, dated December 15, 1995, between Interstone/CGL Partners, L.P. (mortgagor) and Credit Lyonnais New York (mortgagee), relating to the Schaumburg Embassy Suites located in Schaumburg, Illinois.

4. Mortgage, dated December 19, 1995, between Interstone/CGL Partners, L.P. (mortgagor) and Credit Lyonnais New York Branch (mortgagee), relating to the Boston Marriott Andover, located in Andover, Massachusetts.

5. Amended and Restated Deed of Trust, dated December 15, 1995, from Interstone/CGL Partners L.P. (mortgagor) to William E. Sudow and Felicia Silber as Trustees on behalf of Credit Lyonnais (mortgagee), relating to the Tysons Corner Marriott located in Tysons Corner, Virginia.

6. Deed of Trust, dated October 4, 1995, from Hollingswood Associates (mortgagor) to Connecticut General Life Insurance Company, assigned to Credit Lyonnais New York Branch (mortgagee), relating to the Tysons Corner Marriott located in Tysons Corner, Virginia.

7. Deed of Trust, dated July 2, 1979, from Hollingswood Associates (mortgagor) to Louis H. Mann and William F. Patten and assigned to Credit Lyonnais New York Branch (mortgagee), relating to the Tysons Corner Marriott located in Tysons Corner, Virginia.

                                                                        ANNEX VI
                                                                         Page 11


C. HOST FUNDING TRANSACTION

1. Pledge of 60,000 shares of common stock of Host Funding,Inc. held by Crossroads Hospitality Company, L.L.C. securing certain lease payments as more fully described on page 51 of the Registration Statement.

                                                                       ANNEX VII
                                                                       ---------


                    EXISTING ADVANCES, LOANS AND INVESTMENTS
                    ----------------------------------------


A.       INVESTMENTS

         1. 60,000 shares of common stock of Host Funding, Inc. purchased by Crossroads Hospitality Company, L.L.C.

         2. 13% limited partnership interest in Don Cesar Resorts Hotel Ltd. by the Borrower.


B.       ADVANCES AND LOANS FROM INTERSTATE HOTELS CORPORATION

         1.      Loan in the amount of $165,850.00 to W. Thomas Parrington.

         2.      Loan in the amount of $50,000.00 to Samuel E. Knighton.

         3.      Loan in the amount of $45,000.00 to David Jenner.

         4.      Loan in the amount of $42,000.00 to Marvin Droz.

         5.      Loan in the amount of $87,500.00 to Fred Kleisner.

         6. Balance of 1996 Bridge Loan in the amount of $5,000.00 to Rick Whelpley.

         7.      Bonus Advances in the amount of $67,997.00 to Rob Hazard.

         8.      Loan in the amount of $92,666.00 to Robert Froman.

         9.      Bonus Advance for 1996 in the amount of $63,000.00 to Robert
                 Froman.

         10.     Bridge Loan for 1996 in the amount of $29,200.00 to Jan
                 Carpiento.

         11.     Loan in the amount of $12,500.00 to Kathy Bannan.

         12.     Loan in the amount of $165,000.00 to Jim Risoleo.

         13.     Balance of 1995 Bridge Loan in the amount of $60,000.00 to Bob
                 Cowan.

                                                                       ANNEX VII
                                                                          Page 2


         14.     Bonus Advances in the amount of $177,628.00 to Charles Tomb.

         15.     Loan in the amount of $45,000.00 to Donald Stanczak.

         16.     Bonus Advances for 1996 in the amount of $10,000.00 to Lisa
                 O'Connor.

         17.     Loan in the amount of $725.00 to Tom Neely.

         18.     Loan in the amount of $135,000.00 to Jay Litt.

         19.     Bonus Advances for 1996 in the amount of $9,000.00 to Ken
                 Zern.

         20.     Bonus Advances in the amount of $58,439.00 to James Erlacher.

         21.     Bonus Advances for 1996 in the amount of $1,000.00 to David
                 Brdar.

         22.     Bridge Loan for 1996 in the amount of $2,000.00 to Jean
                 Schmier.

         23.     Bridge Loan for 1996 in the amount of $20,000.00 to Robert
                 Walter.

         24.     Bridge Loan for 1996 in the amount of $15,000.00 to Michael
                 Fatta.

         25.     Loan in the amount of $30,000.00 to Bob Holland.

         26.     Loan in the amount of $120,000.00 to Bill Richardson.

         27.     Bonus Advance for 1996 in the amount of $4,000.00 to John
                 Doeherty.

         28.     Loan in the amount of $15,000.00 to David Rowe.

         29.     Loan in the amount of $170,000.00 to Hank Ciaffone.

         30.     Bonus Advance for 1996 in the amount of $21,000.00 to Hank
                 Ciaffone.

         31.     Loan in the amount of $5,000.00 to Tom Bardenett.

         32.     Balance of 1995 Bridge Loan in the amount of $10,000.00 to Jay
                 Wold.

         33.     Balance of 1995 Bridge Loan in the amount of $7,000.00 to Bill
                 Kelly.

                                                                       ANNEX VII
                                                                          Page 3



         34. Balance of 1996 Bridge Loan in the amount of $25,000.00 to Greg Ade.

         35. Balance of 1995 Bridge Loan in the amount of $6,000.00 to Suzanne Roser.

         36.     Loan in the amount of $20,000.00 to Kevin P. Kilkeary.

                                                                      ANNEX VIII
                                                                      ----------


                           EXISTING LETTERS OF CREDIT
                           --------------------------


1. Letter of Credit by PNC Bank, National Association, for the account of Interstate Hotels Corporation naming Florida Power & Light Company as beneficiary in the amount of $77,000.

2. Letter of Credit by PNC Bank, National Association, for the account of Continental Design & Suppliers, Inc. naming Amwest Surety Insurance Company as beneficiary in the amount of $10,000.

                                                                ANNEX IX
                                                                --------

                     LOCATION OF UNDERGROUND STORAGE TANKS
                     -------------------------------------

Lisle Radisson
3000 Warrenville Road
Lisle, IL 60532

Fort Magruder Inn
6945 Pocahontas Trail
Williamsburg, VA 23185

Warner Center Marriott
21850 Oxnard Street
Woodland Hills, CA 91367

Marriott Tysons Corner
8028 Leesburg Pike
Vienna, VA

                                                                         ANNEX X
                                                                         -------



                               THIRD-PARTY RIGHTS
                               ------------------


1. Pursuant to reciprocal buy-sell provisions of the Interstone/CGL Partners, L.P. (the "Partnership") Amended and Restated Limited Partnership Agreement, dated as of November 20, 1995, Connecticut General Life Insurance Company has the right under specified circumstances to purchase the partnership interests of the Subsidiaries in the Partnership.

2. Pursuant to the terms and conditions of the Hilton Inns, Inc. ("Hilton") License Agreement, dated as of November 30, 1994 and executed on December 14, 1994, between Hilton Inns, Inc. and Interstone/Denver Partnership, L.P. relating to the Denver Hilton, Hilton has rights of first refusal and first offer in the event of a sale of the hotel to an affiliated third party.